UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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VIAD CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIAD CORP 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565

April [—], 2012

Dear Fellow Viad Corp Shareholder:

We look forward to your attendance in person or by proxy at the 2012 Annual Meeting of Shareholders of Viad Corp. We will hold the meeting on Tuesday, May 15, 2012, at 9:00 a.m. at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona 85251, in Ballroom A. The formal notice of the meeting is attached. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel’s free valet parking.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Company and for a discussion of the business to be considered at the meeting, as explained in the notice and proxy statement.

The agenda for this year’s annual meeting includes the following items:

Agenda Item	Board Recommendation
Election of Directors	FOR
Ratification of Deloitte & Touche LLP as our independent registered public accountants	FOR
Advisory vote on executive compensation	FOR
Approval of material terms of the performance goals of the 2007 Viad Corp Omnibus Incentive Plan	FOR
Approval of the Amended and Restated Rights Agreement	FOR

We want to briefly call your attention to our proposal for approval of the Amended and Restated Rights Agreement, which is commonly referred to as a “shareholder rights plan.” Our Board of Directors unanimously recommends that you vote FOR approval of the shareholder rights plan at the annual meeting. As you may know, our shareholder rights plan was adopted in February 2002 and was scheduled to expire on February 28, 2012. As the expiration date approached, our Board determined that maintaining a shareholder rights plan is in the best interests of the Company and our shareholders. Accordingly, on February 28, 2012, we amended the shareholder rights plan in its entirety and extended its expiration date, subject to binding shareholder approval. If shareholders do not approve the amended shareholder rights plan by February 28, 2013, it will terminate on that date; otherwise, it will terminate on February 28, 2015, unless the underlying rights are earlier redeemed or exchanged (as described in the attached proxy statement).

The amended shareholder rights plan was designed to assist our Board to enable all shareholders to realize the long-term value of their investment, to ensure that all shareholders receive fair and equal treatment in the event of any proposed takeover and to protect Viad and its shareholders from abusive takeover tactics.

It is important to note that the amendment to our shareholder rights plan was not adopted in response to any specific takeover proposal, but in response to the general takeover environment and the fact that 19.56% of our shares of common stock are held by one shareholder and its affiliates, based on the shareholder’s recent filing with the Securities and Exchange Commission (as described in the attached proxy statement).

Additional detailed information on the amended shareholder rights plan and each of the other proposals included on the agenda for the annual meeting are provided in the attached proxy statement.

Your vote is important, and we urge you to cast your vote promptly. Whether you plan to attend the meeting or not, please sign, date and return the enclosed proxy card in the envelope provided, or you may vote your shares by telephone or the Internet as described on your proxy card. If you plan to attend the meeting, you may vote in person.

Thank you for your continued support of Viad Corp.

Sincerely,

Paul B. Dykstra
Chairman, President and Chief Executive Officer

VIAD CORP 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND AVAILABILITY OF PROXY MATERIALS

April [—], 2012

To Viad Corp Shareholders:

We will hold the Annual Meeting of Shareholders of Viad Corp, a Delaware corporation, at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona 85251, in Ballroom A, on Tuesday, May 15, 2012, at 9:00 a.m., Mountain Standard Time. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel’s free valet parking. The purposes of the meeting are to:

1.	Elect three directors to Viad’s Board of Directors, each for a three-year term;

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2012;

3.	Approve, in an advisory vote, the compensation of Viad’s named executive officers;

4.	Approve material terms of the performance goals of the 2007 Viad Corp Omnibus Incentive Plan;

5.	Approve the Amended and Restated Rights Agreement; and

6.	Consider any other matters which may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Our 2011 Annual Report, including financial statements, is included with your proxy materials. Only shareholders of record of common stock at the close of business on March 28, 2012, are entitled to receive this notice and to vote at the meeting. A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose. The list will also be available on the same basis for 10 days prior to the meeting at Viad’s principal executive offices at the address listed above. To assure your representation at the meeting, please vote your shares by telephone, the Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. The Internet and automated telephone voting features are described on the proxy card. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy. Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors

DEBORAH J. DEPAOLI

General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting

To Be Held on May 15, 2012:

The 2012 Proxy Statement and 2011 Annual Report are available at viad.investorroom.com/proxy_notices

(or go to www.viad.com and then click onto the link “2012 Annual Meeting–Proxy Materials”).

VIAD CORP

1850 North Central Avenue, Suite 1900

Phoenix, Arizona 85004-4565

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Viad Corp 2012 Annual Meeting	Tuesday, May 15, 2012 9:00 a.m., Mountain Standard Time	The Phoenician 6000 East Camelback Road Scottsdale, Arizona 85251

Agenda

1.     Elect three directors.

2.     Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants (also referred to as “independent auditors”) for 2012.

3.     Hold an advisory vote on the compensation of Viad’s named executive officers.

4.     Approve material terms of the performance goals of the 2007 Viad Corp Omnibus Incentive Plan.

5.     Approve the Amended and Restated Rights Agreement.

6.     Any other proper business.

Proxies Solicited By	Board of Directors of Viad Corp.

First Mailing Date	We anticipate mailing the proxy statement on April [—], 2012.

Record Date	March 28, 2012. On the record date, we had 20,256,575 shares of our common stock outstanding.

Voting	If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, by the Internet, by automated telephone voting, or by proxy.

Proxies	We will vote signed returned proxies “FOR” the Board’s director nominees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2012, “FOR” the approval of the compensation of Viad’s named executive officers, “FOR” the approval of the material terms of the performance goals of the 2007 Viad Corp Omnibus Incentive Plan and “FOR” the approval of the Amended and Restated Rights Agreement, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.

Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under the “Voting Procedures/Revoking Your Proxy” section of this proxy statement.

Your Comments	Your comments about any aspect of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

PROPOSAL 1:    ELECTION OF DIRECTORS

Introduction

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board of Directors” or the “Board”) of Viad Corp (“Viad,” “we” or the “Company”) has nominated the three persons listed below to serve as directors. Each of the director nominees proposed for election at this year’s annual meeting are independent directors within the meaning of the New York Stock Exchange listing standards, applicable Securities and Exchange Commission (“SEC”) regulations and Viad’s Corporate Governance Guidelines.

Majority Vote Standard for Election of Directors

For uncontested elections of directors, Viad’s Bylaws (the “Bylaws”) provide that the vote standard is a majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. The Bylaws further provide that if a nominee who already serves as a director is not elected by a majority vote, then the director will be obligated to tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will be required to publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. In contested elections where the number of nominees exceeds the number of directors to be elected, the Bylaws provide for a plurality vote standard. If a nominee, who was not already serving as a director, is not elected at the annual meeting, the Bylaws provide that the nominee would not become a director.

Skills, Qualifications and Experience of Viad’s Directors

While Viad’s directors have many individual qualifications, our Board believes that certain specific qualifications are common to all of Viad’s directors, and these qualifications (as well as others) led the Board to conclude that each director listed below under the “Director Nominees” and “Directors Continuing in Office” sections should serve on the Board. These qualifications include:

•	Highest ethical standards and integrity;

•	Willingness to act on and be accountable for Board decisions;

•	Ability to provide informed and thoughtful counsel to top management on a range of issues;

•	History of achievement that reflects superior standards for himself/herself and others;

•	Loyalty and commitment to driving the success of Viad;

•	Willingness to ask questions and pursue answers;

•	Ability to take tough positions while at the same time work as a team player;

•	Willingness to devote sufficient time to carrying out his/her duties and responsibilities effectively as a Board member, and commitment to serve on the Board for an extended period of time;

•	Adequate time to spend learning the businesses of Viad; and

•	Individual background that provides a portfolio of experience, knowledge and personal attributes commensurate with Viad’s needs.

Board Structure

Our Board consists of 10 persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and nominees are elected to that class for a term of three years. Three directors are proposed for election at this year’s annual meeting.

Director Nominees

Our Board of Directors has nominated Daniel Boggan Jr., Richard H. Dozer and Robert E. Munzenrider for election at the 2012 Annual Meeting of Shareholders. These nominees are currently members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2015. Information about the director nominees is presented below.

Daniel Boggan Jr.

Mr. Boggan is a retired Senior Vice President and Chief Operating Officer of the National Collegiate Athletic Association (NCAA), a voluntary organization which governs college and university athletic programs, from 1996 through his retirement in August 2003. He was Chief of Staff, Office of the Mayor, Oakland, California from January 2007 to August 2007, and prior thereto, Vice President-Business Development for Siebert Brandford Shank & Co., L.L.C., a municipal finance firm which provides investment banking, sales and trading and financial advisory services, from October 2005 until March 2006. From 2003 to 2005, Mr. Boggan served as a consultant for Siebert Brandford Shank & Co., L.L.C. Mr. Boggan is also a trustee of The California Endowment, currently serving as Chair of the Investment and Finance Committee and formerly serving as Chairman of the Board from 2008 to 2010. He served as a trustee of Albion College from 1993 to 2011. He also has served as the President of the Board of Alameda County Medical Center from 2010 to present and is a director of Collective Brands, Inc. and The Clorox Company. Mr. Boggan has specific knowledge regarding the marketing industry, sales and the industries specific to Viad. Age 66. Director since 2005.

Richard H. Dozer	Mr. Dozer is Chairman-Phoenix Office of GenSpring Family Offices, a wealth management firm for ultra high net worth families, a position he has held since 2008. He also serves as Treasurer of the Greater Phoenix Convention and Visitors Bureau. Prior thereto, Mr. Dozer was co-founder and a managing partner of CDK Partners, a real estate development and investment company, from 2006 to 2008. Mr. Dozer was President of the Arizona Diamondbacks, a major league baseball franchise, from its inception in 1995 until 2006, and prior thereto, was the Vice President and Chief Operating Officer of the Phoenix Suns, an NBA professional basketball franchise, from 1987 to 1995, as well as President of the US Airways Center arena (formerly, America West Arena) from 1989 to 1995. Mr. Dozer’s leadership positions with the Arizona Diamondbacks, Phoenix Suns and US Airways Center provided him with skills and experience related to operations, sales and other areas related to Viad’s specific industries, including marketing, corporate events and branded events. Mr. Dozer also has financial experience, which he acquired from his audit manager position and other positions he held with Arthur Andersen from 1979 to 1987, during which time he held a CPA license. Mr. Dozer is a director and Audit Committee Chairman of Swift Transportation Company, a public company, a director of Blue Cross Blue Shield of Arizona, and a director and Audit Committee member of Apollo Group, Inc., a public company. He previously served as a director of Stratford American Corporation from 1998 to 2006. Age 55. Director since 2008.

Robert E. Munzenrider	Mr. Munzenrider is Founder or Co-Founder of several E-Commerce Businesses, and is a retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. Mr. Munzenrider has a strong finance and accounting background, holding his CPA license since 1971 and serving in the position of Chief Financial Officer for a majority of his professional career. In addition, he has a historical familiarity with Viad operations, as he was the Chief Financial Officer of three of Viad’s former operating companies from 1982 to 1997. Mr. Munzenrider is a director of Angeion Corp and Kips Bay Medical, Inc., and previously served as a director of Criticare Systems, Inc., ATS Medical, Inc. and CABG Medical, Inc. Age 67. Director since 2004.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” these director nominees.

Directors Continuing in Office

Information about the seven directors continuing in office until expiration of their designated terms is presented below.

For Terms Expiring at the 2013 Annual Meeting:

Isabella Cunningham

Dr. Cunningham is an Ernest A. Sharpe Centennial Professor in Communication at The University of Texas at Austin, where she has worked since 1983. She has been the Chair of the Department of Advertising and a Professor of Advertising at the university since 2001 and 1981, respectively, and serves as a member of many university and community organizations. Dr. Cunningham has extensive knowledge and expertise regarding the marketing industry, including the face-to-face marketing space in which Viad competes, and has been published extensively in the area of business and marketing. She has broad international business exposure and holds a Doctor of

Jurisprudence degree and a Masters in Business Administration degree from two Brazilian universities. Dr. Cunningham acquired executive management experience during her service on the boards of directors of Cornell Companies, Inc. (2005 to 2006), Dupont Photomasks, Inc. (2001 to 2005) and other for-profit companies and non-profit organizations. Age 69. Director since 2005.

Jess Hay	Mr. Hay is a retired Chairman and Chief Executive Officer of Lomas Financial Corporation, formerly a diversified financial services company engaged principally in mortgage banking, retail banking, commercial leasing and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution, from which he retired in December 1994. Since 1987, Mr. Hay has been Chairman of the Texas Foundation for Higher Education, a non-profit organization dedicated to promoting higher education in the State of Texas. His tenure as Chairman and Chief Executive Officer of Lomas Financial Corporation and his service with five different corporations listed on the New York Stock Exchange provided Mr. Hay with extensive knowledge experience of all of the major functions within the operations of a public company. He is also a director of Hilltop Holdings, Inc., and previously served as a director of Exxon Mobil from 1982 to 2001, SBC Communications (now AT&T) from 1985 to 2004, Trinity Industries, Inc. from 1965 to 2011; M. Corp. from 1976 to 1988 and MoneyGram International, Inc. from June 30, 2004 to June 2010. Mr. Hay’s time serving on these boards has allowed him to become familiar with both international and domestic business operations. His prior active involvement as a member and National Finance Chairman of the Democratic National Committee also provides him with exposure to the political processes on the national, state and local levels. Age 81. Director since 1981.

Albert M. Teplin	Dr. Teplin is a retired Senior Economist for the Board of Governors of the Federal Reserve System, where he served in that position from 2001 to October 2002 and as Chief, Flow of Funds Section from 1989 to 2001. Dr. Teplin has broad experience analyzing economic trends and their application to business practices and government policies. His background also provides him with an ability to understand and evaluate technical financial matters pertaining to mergers, acquisitions and other significant business decisions. He was previously a director of MoneyGram International, Inc. from 2004 to 2010 and Audit Committee Chair of that company from 2008 to 2010. Age 66. Director since 2003.

For Terms Expiring at the 2014 Annual Meeting:

Wayne G. Allcott	Mr. Allcott was Vice President-Arizona of U S West Corporation, a former local and long distance telecommunications and high-speed data transmission services company, from 1995 to 2000, at which time he retired in connection with the merger of that company with Qwest Corporation. In 2000, Mr. Allcott was appointed for a two-year term by the Governor of Arizona to chair the Governor’s Council on Workforce Development Policy. During his 35-year career with U S West, Mr. Allcott held a variety of assignments in marketing, customer services, operations and public policy. He is currently active with various non-profit organizations in Arizona. Age 69. Director since 2004.

Paul B. Dykstra	Mr. Dykstra has served as Chairman, President and Chief Executive Officer, of Viad since April 1, 2008, President and Chief Executive Officer of Viad since April 1, 2006 and Chief Operating Officer of Viad since January 2006. Prior thereto, Mr. Dykstra was President and Chief Executive Officer of Global Experience Specialists, Inc. (“GES”), a subsidiary of Viad, since 2000 and Executive Vice President-International and Corporate Development of GES since 1999. He served as Executive Vice President-General Manager and in other similar executive positions with Travelers Express Company, Inc., a former subsidiary of Viad, from 1994 to 1999. Through his many executive management positions held with Viad’s businesses, Mr. Dykstra has developed substantial experience in corporate strategy, operations, commercial development and sales, accounting and finance. Age 50. Director since 2006.

Robert C. Krueger	Mr. Krueger is a former U.S. Congressman, U.S. Senator, U.S. Ambassador-at-Large and Coordinator for Mexican Affairs, U.S. Ambassador (Burundi and Botswana), Special Representative of U.S. Secretary of State to Southern African Development Community and Duke University professor and dean. Mr. Krueger is currently a public speaker, a consultant for businesses engaged in international trade and Visiting Professor at Texas Tech University (Lubbock). Mr. Krueger has extensive international experience and became familiar with Viad’s operations during his tenure as a Viad director from 2002 until the June 2004 spin-off of MoneyGram International, Inc., where he served as a director from 2004 to 2008. Age 76. Director since 2008.

Margaret E. Pederson	Ms. Pederson has served as the President of Amirexx LLC, a consulting firm focused on exhibitions, conferences, events and media, since 2008; and Managing Director, Golden Seeds Fund LP, an investment group that is dedicated to investing in early and growth stage companies founded and/or led by women, since 2010. Ms. Pederson served as Chairman of the Board, International Association of Exhibitions and Events, an international association representing those who plan, produce and service exhibitions, conferences and proprietary corporate events, from 2008 to 2009. She also served as President, Penton Exhibitions group of Penton Media, Inc., an exhibition and conference organizer, from 1999 to 2008. Ms. Pederson has extensive industry experience and knowledge concerning the industries in which Viad’s Marketing & Events Group competes. She also has substantial experience in international business. Age 57. Director since 2011.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

In accordance with applicable laws and the Bylaws, the business and affairs of Viad are governed under the direction of the Board of Directors. The system of governance practices the Company follows is set forth in its Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and in the charters of each of the committees of the Board of Directors. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to its duties, operations, committee matters, director qualifications and selection process, director compensation, director independence, director orientation and continuing education, chief executive officer evaluation, management succession and annual Board and committee evaluation. The Corporate Governance Guidelines and committee charters are reviewed periodically to ensure the effective and efficient governance of Viad and compliance in a timely manner with all laws and the listing standards of the New York Stock Exchange (“NYSE”) that are applicable to corporate governance.

The Corporate Governance Guidelines and committee charters, as well as the Code of Ethics applicable to Viad’s directors, officers and employees, may be viewed by selecting the “Corporate Governance” link on Viad’s web site at www.viad.com/investors/. They are also available in print upon request to the Corporate Secretary of Viad at the address listed on the first page of this proxy statement.

Board Committees and Director Independence

Our Board maintains three standing committees to assist in fulfilling its responsibilities: the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources Committee. Each committee meets periodically during the year, reports regularly to the full Board and annually evaluates its performance. The table below provides current membership and meeting information for each committee. In addition, the table identifies the independent directors, as determined by our Board in February 2012, within the meaning of the NYSE listing standards, applicable SEC regulations and the Corporate Governance Guidelines. The Corporate Governance Guidelines include categorical standards for independence that meet or exceed the NYSE listing standards.

Name	Audit	Corporate Governance and Nominating	Human Resources	Independent Director
Mr. Allcott	Member	Member		Yes
Mr. Boggan		Member	Member	Yes
Dr. Cunningham		Member	Member	Yes
Mr. Dozer	Member		Member	Yes
Mr. Dykstra				No
Mr. Hay	Member		Chair	Yes
Mr. Krueger		Member		Yes
Mr. Munzenrider	Member	Chair		Yes
Ms. Pederson		Member		Yes
Dr. Teplin	Chair		Member	Yes

2011 Meetings	11	4	5

The particular areas of responsibility of each Board committee and other related information are described below. Each committee may form and delegate authority to a subcommittee of one or more members of the committee.

Audit Committee.    The Audit Committee appoints Viad’s independent registered public accountants and assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements and the independence and performance of Viad’s internal auditors and external independent registered public accountants. The Committee conducts regularly scheduled executive sessions with individual members of

Viad’s management and with Viad’s independent registered public accountants. The Committee has sole authority to appoint or replace Viad’s independent registered public accountants. The independent registered public accountants report directly to the Committee. The Board has determined that all members of the Audit Committee are “financially literate,” as defined by NYSE listing standards, and that Mr. Munzenrider qualifies as an “audit committee financial expert,” as defined by SEC regulations.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee proposes a slate of directors for election by the shareholders at each annual meeting and proposes candidates to fill any vacancies on the Board. The Committee is also responsible for an assessment of the Board’s performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, the Corporate Governance Guidelines and the compensation and benefits of non-employee directors. The Committee has sole authority to retain and/or terminate any search firm or compensation consultant to identify director candidates or to assist in the evaluation of director compensation.

Human Resources Committee.    The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value. The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary and equity and incentive compensation of Viad’s Chief Executive Officer (the “CEO”), approves salaries and compensation of other Viad executive officers and approves incentive compensation targets and awards under various compensation plans and programs of Viad. In addition, the Committee has sole authority to retain and/or terminate any compensation consultant to assist in the evaluation of the compensation of the CEO and other senior executives. The Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. While the Corporate Governance and Nominating Committee has responsibility to review and make recommendations to the Board regarding non-employee director compensation and benefits, the Human Resources Committee has sole authority to approve grants of equity compensation to non-employee directors under the 2007 Viad Corp Omnibus Incentive Plan.

Aon Hewitt Associates, a nationally-known independent consulting firm, has been retained by the Human Resources Committee and Viad’s Human Resources Department to provide services, advice and counsel on executive compensation and to serve as a technical resource for market data on executive and director compensation. Viad’s Human Resources and Law Departments support the Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Viad’s compensation programs. The CEO makes a recommendation to the Committee on the compensation of other executive officers of Viad; however, the Committee has sole authority to approve, for the CEO and other executive officers, (a) the annual base salary level, (b) the annual incentive opportunity level and granting of incentive awards, (c) the long-term incentive opportunity level and granting of awards and (d) any special or supplemental benefits, with the salary, equity and incentive compensation of the CEO being subject to ratification by independent members of the Board.

Board Meetings and Annual Shareholder Meeting

Under Viad’s Corporate Governance Guidelines, each director is expected to attend the Annual Meeting of Shareholders, Board meetings and meetings of committees on which they serve. The Board of Directors held four regular meetings and four special meetings during 2011. Each director who held office in 2011 attended 100% of his or her Board and committee meetings in 2011. All directors who held office in May 2011 were in attendance at the 2011 Annual Meeting of Shareholders.

Meetings of Non-Management Directors and Presiding Director

Our Board held four executive sessions of the independent, non-management directors in 2011. Regular executive sessions of the non-management directors have been scheduled for 2012. Mr. Hay has served as Presiding Director of Viad since May 17, 2005, and was designated by the Board to continue as Presiding Director for the period beginning January 1, 2011, and ending December  31, 2012, or until such other time as his successor is chosen by action of the non-management directors of Viad.

Board Leadership Structure

The Board combines the role of chairman of the board with the role of chief executive officer. The Board also has a presiding director, who is an experienced and long-tenured independent director. The Board believes this governance structure provides efficient and effective leadership for Viad. Having a single person lead both the Board and management fosters effective decision-making, enabling the definition of corporate strategies to be driven by a unified vision and supported by a clear path of accountability. Furthermore, Mr. Dykstra, Viad’s Chairman and CEO, is receptive to input from the Board, and fosters frequent communication with members of the Board, as appropriate. The Board also believes that Viad has appropriate governance practices to ensure that the full Board maintains independent oversight, including:

•	All directors on the Board are independent, except the CEO;

•	Executive sessions of the independent directors are held at regular meetings of the Board, and such meetings are chaired by the Presiding Director;

•	An annual review of the performance of the CEO is conducted by the Human Resources Committee, whose members are all independent directors;

•	An annual review of the Board’s performance is led by the Corporate Governance and Nominating Committee, whose members are all independent directors;

•	The process for selecting new directors is led by the Corporate Governance and Nominating Committee; and

•

Regular succession planning reviews are conducted by the Board for the positions of the CEO and his senior management team, as well as other significant management positions within Viad’s operating companies. The Board periodically reviews interim (e.g., emergency-response) and long-term succession plans with a view toward providing for orderly transitions (in the cases of both planned and unplanned management changes) related to each of Viad’s key executive positions.

Corporate Governance and Nominating and Human Resources Committees Interlocks and Insider Participation

Viad is not aware of any interlocking relationships between any member of the Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad’s executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

Review and Approval of Transactions with Related Persons

In February 2007, the Board adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (including directors and executive officers or their immediate family members or shareholders and their immediate family members owning 5% or greater of the Company’s outstanding stock). The policy applies to any transaction in which Viad or an operating company is a participant and any related person has a direct or indirect interest, excluding de minimus transactions of a commercial or other nature between a related person and Viad or one of its operating companies, as well as any compensation arrangements with executive officers or directors of Viad that have been approved or authorized by the Board or the Human Resources Committee.

The Corporate Governance and Nominating Committee is responsible for reviewing, approving and/or ratifying any transaction involving a related person. Management will bring the matter to the attention of the Corporate Governance and Nominating Committee and provide it with all material information with respect to related person transactions. A related person transaction must be approved in advance whenever practicable, otherwise it must be ratified as promptly as practicable; provided that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. In determining whether to authorize, approve and/or ratify a related person transaction, the Committee considers all information that it determines is reasonable under the circumstances. Specifically, the Committee inquires into whether the transaction is fair and reasonable and whether the terms of the transaction are more or less favorable to Viad than terms Viad could obtain in a comparable arm’s length transaction with an unrelated third party. A related person transaction will be submitted to the Committee for consideration at its next meeting or, in those instances in which the CEO determines that it is not practicable or desirable for Viad to wait until the next Committee meeting, to the Chairman of the Committee (who has the delegated authority to act between Committee meetings with respect to this policy). The Chairman of the Committee will report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority. The Committee will annually review with management existing related person transactions, if any, and report annually to the Board, to ensure that such transactions are being pursued in accordance with understandings and commitments made at the time they were approved, that payments are being made appropriately and that such transactions continue to serve the interests of Viad.

Director Nominations

As provided in its charter, the Corporate Governance and Nominating Committee has established procedures for consideration of candidates for Board membership suggested by its members and other sources, including shareholders. The Committee has authority under its charter to employ a third-party search firm to assist it in identifying candidates for director. A shareholder who wishes to recommend a prospective nominee for the Board should notify Viad’s Corporate Secretary in writing at the address listed on page 1 of this proxy statement. Any such recommendation should include:

•	the name and address of the candidate;

•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

The Committee will review the qualifications of any person properly nominated by a shareholder in accordance with the Bylaws relating to shareholder proposals as described in the “Submission of Shareholder Proposals and Director Nominations” section of this proxy statement.

When the Corporate Governance and Nominating Committee reviews a potential nominee, it looks at the candidate’s qualifications in light of the needs of our Board and Viad at that time given the then-current mix of director attributes. The Committee, in accordance with Viad’s Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, skills and experience in the context of the current needs of our Board. The Committee does not have a specific policy on diversity. Director nominees also must have common qualities expected of all Viad directors, including high personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of shareholders. The Committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the listing standards of the NYSE for populating the Audit, Human Resources and Corporate Governance and Nominating Committees.

Viad will deliver a questionnaire to a director candidate properly nominated by a shareholder addressing the candidate’s independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in Viad’s proxy statement, if nominated by the Committee. In accordance with the Bylaws, a director candidate is required to provide responses to Viad’s director candidate questionnaire related to background, qualification, conflicts of interest and director independence. In addition, the director candidate questionnaire includes a representation and agreement to be signed by the director candidate as to his or her independence and the lack of conflicts of interest.

Communication with Board of Directors

Interested parties may communicate directly with non-management directors, including the Presiding Director, and/or with the Board by writing to the following address: Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565, Attention: Corporate Secretary. All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board’s next regularly scheduled meeting.

Risk Oversight

Management is responsible for assessing and managing the Company’s various exposures to risk, including the adoption of risk management controls, policies and procedures. Our Board oversees the management of the Company’s risk exposures by the Company’s management. Our Board has delegated to the Audit Committee, as reflected in its charter, responsibility for discussing with Viad’s management the major financial risk exposures of Viad and the steps management has taken to monitor and control such exposures, including Viad’s risk assessment and risk management policies. Annually, Viad conducts a risk assessment to identify, evaluate and prioritize potential business risks. As a part of this business risk assessment, a financial statement risk assessment and materiality analysis is conducted, including evaluating potential fraud schemes and scenarios that might affect Viad. The risk assessment includes an evaluation of the significance of the risks, the likelihood of occurrence, the risk remaining after application of management controls and actions necessary to mitigate risk exposure. Management presents a report on the results of the annual risk assessment during a regularly scheduled meeting of the Audit Committee, typically its May meeting. Prior to the meeting, a written report of the results of the assessment is provided to all members of our Board. All members of the Board are invited to attend the Audit Committee meeting, and all members of the Board were present at the May 2011 meeting when the results of the 2011 assessment were discussed. Thereafter, at the meeting of the Board, the Chairman of the Audit Committee provides a summary report to the Board regarding the results of the assessment and the Audit Committee’s discussions concerning the results. Management continuously monitors the Company’s risks throughout the year.

Director Compensation Table

Each non-employee director receives compensation for service on our Board and any of its committees. Directors who are also officers or employees of Viad do not receive any special or additional remuneration for service on the Board and do not serve on any of its committees. Mr. Dykstra is the only officer-director serving on our Board.

The following table provides the compensation of the directors in 2011, other than Mr. Dykstra, whose compensation is disclosed in the Summary Compensation Table provided in this proxy statement. The dollar figures presented below in column (c), “Stock Awards,” of the Table represent the grant date fair value of the 2011 stock awards, which may not reflect the actual value to be realized by the director as economic and market risks associated with stock awards can affect the actual value realized. The actual value realized by the director for the stock will not be determined until time of vesting, or in the case of option awards, until the exercise of the option.

Name	Fees Earned Or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mr. Allcott	65,300	75,933	- -	- -	- -	6,704	147,937
Mr. Boggan	56,300	75,933	- -	- -	- -	6,704	138,937
Dr. Cunningham	56,300	75,933	- -	- -	- -	1,704	133,937
Mr. Dozer	66,800	75,933	- -	- -	- -	5,067	147,800
Mr. Dykstra[5]	- -	- -	- -	- -	- -	- -	- -
Mr. Hay	96,800	75,933	- -	- -	- -	6,643	179,376
Mr. Krueger	48,800	75,933	- -	- -	- -	1,760	126,493
Mr. Munzenrider	70,300	75,933	- -	- -	- -	2,643	148,876
Ms. Pederson	18,483	37,989	- -	- -	- -	208	56,680
Dr. Teplin	76,800	75,933	- -	- -	- -	1,704	154,437

[1]

In 2011, non-employee directors received an annual retainer of $30,000. Effective January 1, 2012, the annual retainer for non-employee directors increased to $45,000, based on a review of market data regarding director compensation and increases in responsibility and accountability imposed on directors of a public company. Committee chairmen receive an additional annual retainer of $5,000, except for the Audit Committee chairman who receives an additional annual retainer of $10,000. Mr. Hay, Presiding Director of Viad, receives an additional annual retainer of $25,000 for serving in that role. Non-employee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors are reimbursed for all expenses related to their service as directors, including travel expenses and fees associated with director education seminars. Ms. Pederson’s 2011 annual fee was pro-rated beginning from her date of election to the Board of Directors on August 25, 2011 through December 31, 2011.

[2]	There can be no assurances that the amounts provided in this column (c) will be realized. The amounts shown reflect the grant date fair value of awards by Viad in 2011 to the non-employee directors.

In 2011, each of the non-employee directors was granted 3,300 shares of restricted stock with a grant date fair value of $75,933, except Ms. Pederson received a grant of 2,100 shares with a grant date fair value of $37,989, pro-rated based from the date of her election as a director in August 2011 to the next grant date in February 2012. All restricted stock granted to directors will vest three years from the date of grant, with pro-rata vesting of shares upon expiration of the three-year period if a director leaves the Board prior to the end of such period for any reasons other than for “cause,” provided that full vesting will occur upon lapse of such period if the director has met certain age and holding period requirements. Full vesting may also occur upon expiration of the three-year period, at the discretion of the Human Resources Committee, if a director has terminated service due to unforeseen hardship or circumstances beyond the control of the director and such termination of service is at least six months after the date of grant. If a non-employee director were to take office after the restricted stock grant in February of each year, the new director would receive a pro-rata grant of restricted stock based on the date of election and the next regularly scheduled February grant of restricted stock.

At December 31, 2011, 10,200 shares of restricted stock were outstanding for each of the non-employee directors, except that Ms. Pederson had 2,100 shares of restricted stock outstanding.

[3]

No stock options were awarded to the non-employee directors in 2011. At December 31, 2011, the following stock options were outstanding for the named directors: Mr. Allcott, 2,500; Mr. Boggan, 5,000; Dr. Cunningham, 3,125; Mr. Dozer, none; Mr. Hay, 5,000; Mr. Krueger, none; Mr. Munzenrider, 1,590; Ms. Pederson, none; and Dr. Teplin, 5,000.

[4]

The amounts shown for the non-employee directors reflect the corporate matching of charitable contributions pursuant to the Directors’ Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax-exempt status under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The amounts shown also reflect dividends on unvested restricted stock and the premium paid by Viad on behalf of each non-employee director for accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business.

[5]	Refer to amounts presented in the Summary Compensation Table.

SECURITY OWNERSHIP OF VIAD MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

Ownership Guidelines for Directors and Executive Officers

We believe it is important to align the financial interests of our directors and executive officers with those of our shareholders. Accordingly, we have adopted guidelines which specify the minimum amount of Viad stock that we expect directors and officers to own on a direct basis, meaning stock which is subject to market risk, not simply held under option. The security ownership guidelines call for each officer to own stock which has a value within a range of one and one-half to five times that individual’s annual salary, depending on salary level. The guidelines also call for each non-employee director to own stock which has a value equal to five times the annual retainer payable to a director. As of the measurement date in 2012, all non-employee directors and the named executive officers had met or exceeded their goals, except Ms. Pederson, who was elected director of the Company in August 2011, and Messrs. Hannan, Kuczynski and Moster, who are working toward achieving their goals.

Security Ownership of Management

The table below provides information concerning the beneficial ownership of Viad’s common stock by directors and executive officers of Viad, individually and as a group, as of March 28, 2012.

Name	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Named Executive Officers and Other Executive Officers
Paul B. Dykstra	242,262	1.2%
Deborah J. DePaoli	21,315	*
Michael M. Hannan	35,234	*
George N. Hines	24,944	*
Ellen M. Ingersoll	127,615	*
Thomas M. Kuczynski	33,233	*
G. Michael Latta	30,064	*
Steven W. Moster	32,335	*
Cynthia J. Ognjanov	16,413	*
David C. Robertson	11,464	*
Directors
Wayne G. Allcott	24,050	*
Daniel Boggan Jr.	16,300	*
Isabella Cunningham	22,925	*
Richard H. Dozer	16,135	*
Jess Hay	18,500	*
Robert C. Krueger	10,800	*
Robert E. Munzenrider	18,697	*
Margaret E. Pederson	5,700	*
Albert M. Teplin	23,925	*

All Executive Officers and Directors as a Group (19 persons total)	731,911	3.6%

*	Less than one percent.

[1]

Includes: 298,800 shares of restricted stock, which will vest three years from the date of grant; 25,000 shares of restricted stock, which will vest five years from the date of grant; 14,400 restricted stock units (paid in cash only), which will vest three years from the date of grant; and 155,653 shares of common stock subject to stock options, which were exercisable as of March 28, 2012, or within 60 days thereafter, by the directors and executive officers listed above. Future vesting of restricted stock (and units) is subject generally to continued employment with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Viad’s executive officers, directors and beneficial owners of more than 10% of Viad’s common stock to file initial reports of ownership and reports of changes in ownership of Viad’s common stock with the SEC and the NYSE. Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file. As a matter of practice, Viad’s administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files such reports on their behalf with the SEC and the NYSE. Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners timely complied with the Section 16(a) reporting requirements in 2011.

Security Ownership of Certain Beneficial Owners

The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5% of Viad’s outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Marathon Asset Management LLP 5 Upper St. Martin’s Lane, London, UK WC2H 9EA	3,937,118	[1]	19.56%[1]
BlackRock, Inc., 40 East 42nd Street, New York, NY 10022	1,547,620	[2]	7.69%[2]
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,482,358	[3]	7.37%[3]
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	1,024,797	[4]	5.09%[4]

[1]

Marathon Asset Management LLP filed on February 8, 2012 with the SEC a statement on Schedule 13G/A. The company filing reported that it has sole voting power over 2,968,774 shares and dispositive power over 3,937,118 shares.

[2]

BlackRock, Inc. filed on February 10, 2012 with the SEC a statement on Schedule 13G/A. The company filing reported that it and its affiliated companies in the aggregate have sole voting and sole dispositive power over all the shares.

[3]

Dimensional Fund Advisors LP filed on February 14, 2012 with the SEC a statement on Schedule 13G/A. The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 1,440,097 shares and sole dispositive power over all the shares.

[4]

Vanguard Group, Inc. filed on February 10, 2012 with the SEC a statement on Schedule 13G. The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 26,908 shares and sole dispositive power over 997,889 shares.

The Human Resources Committee Report and the Audit Committee Report contained in this proxy statement will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports incorporate all or any part of this proxy statement.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board is comprised solely of independent directors. The Committee oversees design and implementation of an executive compensation strategy intended to enhance the fundamental value of Viad by increasing its earnings, cash flows, market position and financial condition, thereby providing a logical predicate for increases in shareholder value. The Committee has reviewed and discussed with Viad’s management the Compensation Discussion and Analysis provided in this proxy statement and, based on such review and discussions, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Viad’s 2011 Annual Report on Form 10-K, filed March 9, 2012.

HUMAN RESOURCES COMMITTEE

Jess Hay, Chairman

Daniel Boggan Jr.

Isabella Cunningham

Richard H. Dozer

Albert M. Teplin

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section explains the compensation program for Viad’s executive officers whose compensation information is provided in the tables following this discussion and who are referred to in this proxy statement as the “named executive officers.” Viad’s named executive officers include:

• Paul B. Dykstra	Chairman, President and Chief Executive Officer

• Ellen M. Ingersoll	Chief Financial Officer

• Steven W. Moster	Group President-Marketing & Events; and President, Global Experience Specialists, Inc.

• Michael M. Hannan	Group President-Travel & Recreation; and President, Brewster Inc.

• Thomas M. Kuczynski	Chief Corporate Development & Strategy Officer

Executive Summary

The Board employs a pay-for-performance philosophy through its executive compensation programs by aligning the financial interests of its executive officers and key management with the long-term financial interest of Viad and its shareholders. The Human Resources Committee oversees Viad’s executive compensation program and determines the compensation for its executive officers. The Human Resources Committee believes the executive compensation program for executive officers was a significant factor contributing to Viad’s improved profitability and operating efficiencies in 2011.

In the past three years, the Company took quick and aggressive action to address the challenging economic and business environment and improve Viad’s operational and financial performance. During 2009 and 2010, Viad made significant changes to its business, including deploying a Lean transformation initiative and implementing a comprehensive corporate reorganization. In 2011, Viad’s Marketing & Events Group realigned its U.S. sales force and consolidated several overlapping facilities and Viad’s Travel & Recreation Group successfully completed three acquisitions which will contribute to future growth in this high margin business. These initiatives helped Viad drive productivity improvements, reduce overhead costs, improve service levels and position the Company for growth in future years. These initiatives also contributed materially to our improved operating results in 2011 ($25.4 million, up $10.6 million or 72.0% from 2010) and total revenues ($942.4 million, up $97.6 million or 11.6% from 2010). Viad’s Marketing & Events Group delivered meaningful revenue growth and returned to profitability in 2011 and Viad’s Travel & Recreation Group delivered double-digit revenue growth and maintained operating margins of nearly 20%. In addition, Viad generated full year free cash flow of $10.0 million, and finished the year with a strong balance sheet, with $100.4 million in cash and cash equivalents and $3.2 million in debt, with a debt-to-capital ratio of 0.8%. These performance results provide context for the key compensation decisions made by the Human Resources Committee in 2011 and prior years.

Viad’s executive compensation program for 2011 was designed to drive improved profitability, motivate and retain executives and encourage executive focus on creating and maintaining long-term value for Viad’s shareholders:

•

Base salaries of the named executive officers in 2011 were evaluated by the Human Resources Committee and were found generally to be within the targeted competitive range of the 50th and 75th percentile of the general market (as discussed in more detail in the “Annual Base Salary” subsection below) and therefore, competitive for employee retention purposes;

•	Financial goals for annual incentive compensation were established to encourage improved financial results in 2011, balanced by the need to motivate and retain executives and key management;

•	No discretionary cash bonuses were awarded in 2011 to any named executive officer by the Human Resources Committee where financial goals were not met;

•	A significant portion of the total compensation package for the named executive officers was performance-based or linked to stock ownership;

•

Long-term incentive compensation in 2011 included equity grants and performance units which were designed to motivate executives to make long-term decisions that will be beneficial to shareholders and Viad and to retain executives, as the vesting (or performance period, in the case of performance units) of these grants is over a multi-year period and the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting (or payout, in the case of performance units); and

•

Annual incentive compensation and long-term incentive compensation in 2011 (including awards of restricted stock, restricted stock units and performance units) are subject to forfeiture and reimbursement provisions (i.e., a “clawback” provision) relating to conduct which may be reasonably detrimental to Viad.

Consideration of Say-on-Pay Results

The Human Resources Committee considered the results of the 2011 advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. Nearly 84% of Viad’s shareholders voting on the “say-on-pay” proposal approved the compensation of the named executive officers described in our proxy statement in 2011. For 2012, the Committee did not find it necessary to implement significant changes to our executive compensation program.

Executive Total Compensation Philosophy

The Board employs a pay-for-performance philosophy as reflected in its compensation programs by aligning the financial interests of its executive officers and key management with the long-term financial interest of Viad and its shareholders. No changes to the philosophy are planned for the 2012 executive compensation programs.

Viad’s compensation philosophy is designed to:

•	Attract, retain and engage the best available executive talent;

•	Promote a performance-driven culture via compensation components that effectively incent executive performance;

•	Provide a competitive compensation package having significant incentive-based components designed to reward business and individual performance;

•	Motivate executives and key employees to strive to achieve Viad’s long-term and short-term operating and financial goals, thereby enhancing shareholder value;

•	Encourage executives and key employees to participate in the risks and rewards of ownership of Viad’s common stock; and

•

Foster core values of ethics and integrity and protect shareholder value through compensation forfeiture and reimbursement provisions, which are triggered if an executive engages in certain conduct that may be reasonably detrimental to Viad’s interests or contrary to Viad’s ethical standards.

Decision-Making Process

The Human Resources Committee reviews and approves Viad’s executive compensation program and the compensation levels for its executive officers. The Human Resources Committee, comprised only of independent directors, has sole responsibility with respect to the CEO and other executive officers to approve (a) the annual base salary level, (b) the annual incentive opportunity level, achievement of performance measures and payment of incentive awards, (c) the long-term incentive opportunity level, grant of awards and achievement of performance measures and (d) any special or supplemental benefits. The salary, equity and incentive compensation of the CEO is approved by the Human Resources Committee and is subject to ratification by independent members of the Board. The Human Resources Committee also has sole authority to retain and terminate any compensation consultant used to assist in the evaluation of the compensation of the CEO and other executive officers.

Total compensation is reviewed by the Human Resources Committee at its regularly scheduled meeting in February. Merit adjustments, if any, to annual base salary are effective April 1 of each year. Awards earned under the annual incentive plan (for the prior year) and long-term performance plans are approved at the February meeting. Once achievement of financial targets established for the prior year is determined, the payment of incentive awards, if earned, is not made until the Company’s books have been officially closed for the prior fiscal year. In 2011, long-term incentive compensation awards (as discussed in more detail below) were granted at the February meeting, and targets for the incentive plans were determined at the March meeting of the Human Resources Committee.

Using general industry market survey data (as discussed below) provided by Aon Hewitt Associates (“Aon Hewitt”), each component of the total compensation package (as discussed below) for the named executive officers is generally targeted between the 50th and 75th percentiles of the general market survey data. This analysis and a number of other factors, including advice from Aon Hewitt, an assessment of individual performance, his/her experience and special expertise related to the responsibilities of his/her position, Viad’s operating and financial results, the extent to which Viad’s financial and operating goals were achieved in the prior year and internal equity considerations are considered by the Human Resources Committee in determining appropriate levels of compensation for each named executive officer. At the regularly-scheduled meeting in February, the Human Resources Committee discusses the performance of the CEO and the other executive officers.

Benchmarking and Resources

Aon Hewitt, a national independent compensation consulting firm, has been retained by the Human Resources Committee and Viad’s Human Resources Department to provide services, advice and counsel on executive compensation and to serve as a technical resource for market data on executive compensation. As a participant in Aon Hewitt’s executive compensation database and other compensation surveys, Viad obtains competitive market data for executive positions, including base salary, target and actual annual incentives, long-term incentives and total compensation values, which assist the Human Resources Committee in its decisions on executive compensation.

Viad’s Human Resources and Law Departments support the Human Resources Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Viad’s compensation programs for executive officers. The Human Resources Department also provides the Human Resources Committee with competitive compensation benchmarks using general market surveys. Viad does not use a set of identified comparator or peer companies in connection with the decision-making process for executive compensation. Viad’s unique and diverse mix of businesses – from marketing and event services to travel and recreation services – makes it difficult to identify a peer group that has similar characteristics. In addition, Viad is the only publicly-held company in the United States operating with this mix of businesses. As a result, Aon Hewitt obtained market data from their Total Compensation Measurement Database for a broad mix of general industry companies that have annual revenues similar to Viad’s annual revenues (companies with annual revenues in the range of $500 million to $2 billion with a median of $979 million), without regard to specific companies or the specific industry in which the companies compete. Benchmark valuations were derived from this general industry data by Aon Hewitt. Such competitive data provides reference points for the Human Resources Committee.

Components of Compensation

Compensation components for the named executive officers include:

•	annual base salary;

•	short-term, annual cash incentive compensation;

•	long-term incentive compensation;

•	perquisites and other personal benefits;

•	retirement income and savings plans; and

•	post-termination compensation and benefits.

Each component of the total compensation of the named executive officers is discussed below.

Mix of Pay

The Human Resources Committee and management create what they believe is the optimal mix of compensation components, consistent with Viad’s compensation philosophy, in delivering the executives’ targeted total compensation. The table below shows the 2011 mix of compensation components for the named executive officers.

Components of 2011 Compensation

As a Percentage (%) of Targeted Total Compensation

Name	Base Salary (%)	Targeted Annual Incentive Bonus (%)	Long-Term Incentives[1] (%)	Perquisites and Personal Benefits (%)
Paul B. Dykstra	20	19	54	7
Ellen M. Ingersoll	30	16	43	11
Steven W. Moster	33	18	37	12
Michael M. Hannan	38	23	26	13
Thomas M. Kuczynski	39	20	27	14

[1]	The percentage calculation for this column is based on the grant date estimated future payouts for long-term incentives.

Viad’s total compensation package for executives is designed to enhance shareholder value, as well as to mitigate the potential for excessive risk-taking by executives in managing Viad’s businesses. The Human Resources Committee believes that certain design features of Viad’s executive compensation program aid in discouraging excessive risk-taking, including, among others, the following:

•	Mix of pay for executives is not overly weighted toward either annual incentives or long-term incentive compensation.

•

Performance goals for annual incentives are approved by the Human Resources Committee to ensure that performance goals and targets are reasonable and are designed with the intent that achievement will result in enhancement to the fundamental value of Viad.

•

Awards of long-term incentives create and maintain shareholder value over a multi-year period because the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options), which in turn encourages executives to consider the inherent risk of short-term decisions that may impact the future performance of Viad.

•

Viad’s stock ownership guidelines align the financial interests of our directors and executive officers with those of our shareholders (see “Stock Ownership Guidelines” subsection below and the “Ownership Guidelines for Directors and Executive Officers” section of this proxy statement).

•

Annual and long-term incentive compensation is subject to forfeiture and reimbursement provisions relating to conduct which may be reasonably detrimental to Viad (see “Forfeiture and Reimbursement Provisions for Detrimental Conduct” subsection below).

Annual Base Salary

The base salary program for Viad’s executives helps achieve the objectives outlined above by attracting and retaining strong talent. Base salaries represent the fixed portion of the executive compensation package. Salary levels are determined using a combination of factors including competitive benchmark levels, the executive’s experience and tenure, Viad’s annual merit budget and the executive’s individual performance. Merit increase guidelines for all employees, including the named executive officers, are determined using published survey sources, and have ranged from 0% to 5%, averaging approximately 3% on a historical basis. If an executive is not meeting expectations, then no merit increase would be awarded.

Base salaries for Viad’s named executive officers are targeted between the 50th and 75th percentiles of the general industry market survey data. Base salaries generally fall between the minimum and maximum of the targeted range, depending upon time in position, individual performance and qualifications for the role. This range allows Viad to respond to changing business conditions and manage salaries more evenly over an executive’s career.

In 2011, base salaries approved by the Human Resources Committee for the named executive officers were within the 50th and 75th percentile range of the general market survey data, except for the base salaries of Mr. Kuczynski, which was above the 75th percentile of the general market, and Mr. Dykstra, which was below the 50th percentile of the general market. However, Mr. Dykstra’s total targeted compensation, including incentive-based compensation, did fall within the targeted range.

Annual Incentives

Viad’s Management Incentive Plan is an annual, cash-based, pay-for-performance incentive program for executive officers and other key executives. The Management Incentive Plan is designed to motivate and reward these individuals for their contributions to Viad’s performance during the year by making a significant portion of their cash compensation variable and dependent upon achievement of Viad’s annual performance targets. The performance targets are established by the Human Resources Committee at the beginning of each year. Incentive cash payments reflect the extent to which targets for performance goals are met or exceeded.

Financial targets are set with the intent that achievement will result in enhancement to the fundamental value of Viad, which, in turn, is ultimately reflected in enhanced shareholder value. When determining the performance targets, the Human Resources Committee considers past financial performance of Viad and its operating companies and the internal estimates of their current-year planned financial performance. Established growth trends, or improved profitability and operating efficiencies during periods of economic uncertainty, which are based on economic and business conditions specific to Viad’s businesses, are the gauge by which meaningful targets are set and executive performance is measured.

For the past seven years, the Human Resources Committee has not awarded a discretionary cash bonus to any named executive officer in circumstances where performance goals under the annual incentive plan were not met. The Human Resources Committee has discretion to increase or decrease the actual awards based on Company and individual performance, except in the case of executive officers, whose awards may only be decreased.

The table below provides information for the 2011 Management Incentive Plan, including the performance goals, the weighting of each performance goal as a percentage of the total award and the targeted achievement levels for each performance goal.

2011 Annual Incentive Performance Goals, Weighting and Targets

			Targeted Achievement Levels[1]
	Performance Goal[2]	Weight (%)	Threshold ($)	Target ($)	Maximum ($)
Corporate[3]	Operating Income	60%	10,900	16,600	22,600
	Operating Cash Flow	20%	37,400	42,900	48,800
	Revenue	10%	863,800	895,100	928,700
	Operating Margin	10%	1.3%	1.8%	2.4%

Marketing & Events Group[4]	Operating Income	60%	- -	3,700	7,700
	Operating Cash Flow	20%	24,500	28,100	32,000
	Revenue	10%	775,400	803,000	832,600
	Operating Margin	10%	0.0%	0.5%	1.0%

Travel & Recreation Group[5]	Operating Income	60%	17,900	19,900	21,900
	Operating Cash Flow	20%	24,000	25,900	28,000
	Revenue	10%	88,400	92,100	96,100
	Operating Margin	10%	20.5%	21.5%	22.6%

[1]

All dollar amounts are shown in thousands (000) of U.S. dollars. For purposes of evaluating achievement, the financial results of Viad’s international operations were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.96 to 1); British pound (1.56 to 1); and Euro (1.30 to 1). Achievement at Threshold pays out at 30% of the Performance Goal’s Weight. Achievement at Target pays out at 100% of the Performance Goal’s Weight. Achievement at Maximum pays out at 175% (the maximum achievement level) of the Performance Goal’s Weight. Actual results are pro-rated based on where they fall along the continuum from the Threshold amount through the Target amount, and from the Target amount through the Maximum amount.

[2]

Operating Income for Corporate is equal to segment operating income less unallocated corporate expenses. The performance goals of Operating Income, corporate expenses and Operating Cash Flow exclude: restructuring and restructuring-related charges/recoveries and payments (including inventory write downs and stay bonuses), tax payments and the effects of excess tax benefits on share-based compensation, unusual items that were not contemplated in the plan (such as changes in accounting principles, effects of enacted tax laws resulting from major corporate tax reform legislation, expenses related to the litigation and/or resolution of matters involving sold or discontinued operations, unusual contributions to multi-employer pension plans arising from withdrawal or partial withdrawal from a plan or another triggering event and environmental assessment and possible remediation) and cash flows related to any other operating income or corporate expense achievement adjustments that impact cash flow. Results were also adjusted to exclude revenues, expenses and cash flows related to unplanned acquisition activity, including diligence/feasibility and deal costs, results of acquired companies, lost interest income and/or interest expense. Operating Income, corporate expenses and Operating Cash Flow specifically excluded expenses related to potential corporate development projects. In the case of an unplanned divestiture of a business, targets would be adjusted to exclude the targets related to that business and actual results would be adjusted (as necessary) to exclude deal costs and results of that discontinued operation as well as interest income that may have been earned on any cash proceeds from the sale.

[3]

Includes P. Dykstra, E. Ingersoll and T. Kuczynski. For 2011, financial performance yielded an achievement factor of (and bonus payment at) 117.6% of target as the actual results for the performance goals were: $16,976,000 (62.8%) for Operating Income; $46,185,000 (28.4%) for Operating Cash Flow; $923,618,000 (16.4%) for Revenue; and 1.8% (10.0%) for Operating Margin.

[4]

Includes S. Moster. For 2011, financial performance yielded an achievement factor of (and bonus payment at) 118.9% of target as the actual results for the performance goals were: $5,133,000 (76.1%) for Operating Income; $26,400,000 (13.4%) for Operating Cash Flow; $831,548,000 (17.2%) for Revenue; and 0.6% (12.2%) for Operating Margin.

[5]

Includes M. Hannan. For 2011, financial performance yielded an achievement factor of (and bonus payment at) 32.6% of target as the actual results for the performance goals were: $18,125,000 (22.7%) for Operating Income; $23,930,000 (0.0%) for Operating Cash Flow; $92,070,000 (9.9%) for Revenue; and 19.7% (0.0%) for Operating Margin.

The 2011 performance goal of Operating Income is a stand-alone goal and awards are paid based on achievement of the goal. No payout for the performance goals of Operating Cash Flow, Revenue or Operating Margin can be earned unless the performance goal of Operating Income is achieved at or greater than the Threshold amount. The performance goals of Operating Cash Flow, Revenue and Operating Margin are also stand-alone goals and awards are paid based on achievement of their respective target, provided that the Operating Income measure is met at the Threshold amount or greater.

The formula for determining the annual bonus award is: annual base salary earnings times individual target bonus percentage times the company achievement factor. As shown in the “Target” column in the table below, the 2011 target bonus percentages for the named executive officers in 2011 ranged from 50% to 90% of the executive’s annual base earnings. The “Threshold” column in the table below reflects the executive’s target level times the company achievement factor at the threshold level of 18% (which is the Threshold amount of 30% multiplied by the 60% performance goal weight of Operating Income, as discussed in more detail above). The “Maximum” column in the table below reflects the executive’s target level times the company achievement factor at the maximum level of 175%. Individual target bonus percentages are established for each executive officer based upon competitive target bonus levels for comparable positions and are targeted within the 50th and 75th percentile range of the general market survey data.

2011 Target Bonus Payout Levels

Name	Threshold (%)	Target (%)	Maximum (%)
Paul B. Dykstra	16.2	90	157.50

Ellen M. Ingersoll	9.9	55	96.25

Steven W. Moster	9.9	55	96.25

Michael M. Hannan	10.8	60	105.00

Thomas M. Kuczynski	9.0	50	87.50

Long-Term Incentives

Long-term incentives for the named executive officers in 2011 were granted using restricted stock and performance units, except that Mr. Hannan was granted restricted stock units, which are payable in cash, rather than restricted stock due to Canadian tax considerations. Of the total long-term award value granted to the named executive officers, 50% was made up of performance units and 50% from restricted stock (or units). This mix places a heavy emphasis on the financial performance of the Company, which provides for long-term value to Viad’s shareholders, as well as providing a retention incentive for key executives. Long-term incentive grants are market driven based on the 50th and 75th percentile range of the competitive market, as reflected in general industry market surveys. Each of the long-term incentive plans is described below.

Time Vested Restricted Stock (or Units).    In 2011, the named executive officers and other key executives who have a significant impact on Viad’s operational and financial goals were awarded restricted stock, except restricted stock units were awarded to Mr. Hannan due to Canadian tax considerations. For the executives receiving restricted stock, the executives may vote the shares and will receive dividends during the restriction period. Mr. Hannan, who received restricted stock units, does not have voting rights, but does receive dividend equivalents. Receipt of dividends (or dividend equivalents) and the executive’s right to vote shares are important links in aligning management’s interests with those of Viad’s shareholders.

The restricted stock (and units) will vest three years from the grant date. The Human Resources Committee believes that due to the three-year cliff vesting feature of the shares and units, this compensation element has been highly effective in retaining executives and in motivating executives to make long-term decisions that will be beneficial to shareholders and Viad.

In 2011, the Human Resources Committee awarded Mr. Dykstra a special grant of 25,000 shares of restricted stock, having a five-year cliff vesting feature, in recognition of his performance and leadership over the prior several years (including his dual role as the president of Viad and the Marketing & Events Group during 2010), as well as to provide a retention incentive. This award was in addition to the award he received as part of the annual grant of long-term incentive awards to executive officers.

Performance Units.    The Performance Unit Incentive Plan (“PUP”) is designed to focus participants on the long-term interests of our shareholders by tying the value of units to both stock price appreciation during the three-year performance period and to achievement of financial measures that are key factors in increasing shareholder value. Performance targets are set by the Human Resources Committee during the first quarter of the three-year performance period. Targets are set such that achievement will result in enhancement to the fundamental value of Viad, which in turn is ultimately reflected in enhanced shareholder value. Established growth trends, which are based on economic and business conditions specific to Viad and each of the operating companies, are the gauge by which meaningful targets are set and executive performance is measured.

PUP awards are paid in cash and are earned based on the degree of achievement of the targets during the performance period and are calculated using the average price of Viad’s common stock during the ten-day trading period beginning on the day following public announcement of Viad’s year-end financial results for the final year of the performance period. The formula for determining the payout of a PUP award is the number of units originally granted to the executive multiplied by the ten-day average stock price described above, multiplied by the achievement factor for the Company. The achievement factor can range from 0% to 200%. The performance cycle for PUP awards made in 2011 is for the three year period beginning in 2011 and ending in 2013. PUP awards earned by named executive officers for the 2011-2013 performance period will be paid out in 2014.

Stock Options.    Stock options are another form of equity compensation intended to encourage and reward effective management that results in long-term financial success and increased shareholder value. The options have value only to the extent that the price of Viad’s stock increases. Stock options have a three-year vesting schedule, vesting one-third each year starting in the first year after the grant and becoming fully vested in the third year after the grant. All granted and outstanding options contain forfeiture and non-competition provisions. No stock options were granted in 2011.

Performance-Based Restricted Stock (or Units).    No grants of performance-based restricted stock (or units) were made in 2011. However, in 2011, the final one-third payout of the performance-based restricted stock granted and earned in 2008 was made to Messrs. Dykstra and Kuczynski and Ms. Ingersoll. Mr. Hannan did not receive a 2008 grant as he had not joined Viad at that time, and Mr. Moster did not receive a grant in 2008 because he was not an executive officer of GES at that time. Also in 2011, the second one-third payout of the performance-based restricted stock units granted to Mr. Hannan in 2009 was made as performance targets established for 2009 were partially met. These awards had performance targets established for the year of the grant and were designed to focus management’s attention on annual financial performance, and to retain the management team with a three-year vesting schedule of one-third of the earned award per year starting one year after the grant date. The executives with unvested performance-based restricted stock could vote the shares granted, and received dividends on the shares. Mr. Hannan’s performance-based restricted stock units (and dividend equivalents) are paid in cash. His units do not have voting rights.

Executives earn from 0% to 100% of the shares (or units) granted, dependent upon the performance of the operating company or overall corporate results. For executives in Viad’s operating companies, 50% of the award is earned based on the achievement of the operating company’s performance measures and targets and the other 50% is based on the achievement of the corporate level performance measures and targets established in the year of the grant under that year’s Management Incentive Plan. For corporate level executives, 100% of the award is based on the achievement of the corporate level performance measures and targets established in the year of the grant under that year’s Management Incentive Plan. Messrs. Dykstra and Kuczynski and Ms. Ingersoll earned 100% of the 2008 award, based on the overall achievement of the established performance goals, which are provided below:

			Targeted Achievement Levels[1]
	Performance Goal[2]	Weight (%)	Threshold ($)	Target ($)	Maximum ($)
2008 Corporate[2]	Income Per Share	65%	2.17	2.25	2.32
	Operating Cash Flow	25%	61,300	64,100	66,000
	Revenue	10%	1,098,000	1,127,000	1,156,000

[1]

All dollar amounts are shown in thousands (000), except Income Per Share. For purposes of evaluating achievement, the financial results of Viad’s international operations were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.97 to 1); British pound (1.96 to 1); and Euro (1.40 to 1).

[2]

Achievement was 137.3% of the overall Target as the actual results for the performance goals were: $2.59 (113.8%) for Income Per Share; $61,558,000 (13.7%) for Operating Cash Flow; and $1,125,685,000 (9.8%) for Revenue. The performance goals of Income Per Share and Operating Cash Flow exclude unusual charges (such as impairment losses and restructuring charges), changes in accounting principles and effects of enacted tax laws resulting from major corporate tax reform legislation that were not contemplated, as well as unplanned acquisition activity (including transaction costs, results of acquired companies and the related impact on interest income and/or interest expense) and special, one-time cash dividends. Operating Cash Flow is adjusted to exclude the effect of excess tax benefits on share-based compensation, restructuring payments and payments on any other Income Per Share achievement adjustments (after-tax) that impact cash flow. Subtracted from achievement were anticipated tax payments which were included in the performance goals but not paid in 2008.

For the 2009 performance-based restricted stock award, no stock vested for the corporate level and GES executives as no achievement was made under the 2009 Management Incentive Plan, and therefore 100% of the awards for Messrs. Dykstra, Kuczynski and Moster and Ms. Ingersoll were cancelled. For Mr. Hannan’s 2009 award (made in units and not stock), 50% of the award was not earned as the corporate level performance targets under the 2009 Management Incentive Plan were not achieved. Mr. Hannan achieved 48.125% of the award because the overall achievement of the operating company’s performance goals under the 2009 Management Incentive Plan was at 99.4%. The performance targets are provided in the table below:

			Targeted Achievement Levels[1]
	Performance Goal[2]	Weight (%)	Threshold ($)	Target ($)	Maximum ($)
Corporate	Income Per Share	70%	1.00	1.28	1.75
	Operating Cash Flow	30%	25,209	34,345	50,021
GES	Operating Income	65%	35,500	40,200	47,500
	Operating Cash Flow	25%	36,900	41,612	48,900
	Operating Margin	10%	5.5%	6.0%	6.5%
Brewster Inc.	Operating Income	65%	12,000	14,675	17,000
	Operating Cash Flow	25%	8,700	11,383	13,700
	Revenue	10%	50,000	57,758	65,000

[1]

All dollar amounts are shown in thousands (000), except Income Per Share. Dollar amounts for the operating company level targets (Brewster) are shown in Canadian dollars. For purposes of evaluating achievement, the financial results of Viad’s international operations were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.82 to 1); British pound (1.54 to 1); and Euro (1.40 to 1). Performance targets at the Corporate and GES level were not achieved. Achievement at the operating company level (Brewster) was 99.4% of the overall Target as the actual results for the performance goals were: $14,119,000 (55.5%) for Operating Income; $12,533,000 (34.3%) for Operating Cash Flow; and $57,315,000 (9.6%) for Revenue.

[2]

The performance goals of Income Per Share, Operating Income and Operating Cash Flow exclude unusual charges (such as impairment losses and restructuring charges), changes in accounting principles and effects of enacted tax laws resulting from major corporate tax reform legislation that were not contemplated, as well as unplanned acquisition activity (including transaction costs, results of acquired companies and the related impact on interest income and/or interest expense) and special, one-time cash dividends. Operating Cash Flow is adjusted to exclude the effect of excess tax benefits on share-based compensation, restructuring payments and payments on any other Income Per Share achievement adjustments (after-tax) that impact cash flow.

Vesting of Long-Term Incentives.    The vesting of long-term incentives is generally subject to continued employment with Viad or its operating companies, except certain termination events will trigger post-termination benefits as discussed below under the “Post-Termination Compensation and Benefits” subsection below, as well as the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits are part of the executive’s total compensation package and are reviewed periodically to ensure external competitiveness. The perquisites currently offered by the Company to the executive officers include financial counseling and tax preparation, annual executive physical examination, accidental death and dismemberment insurance, executive medical insurance, club memberships and Company-paid parking. Mr. Dykstra is also eligible for executive life insurance, home Internet service, a home security system and an automobile, plus related expenses. Messrs. Hannan and Moster are eligible for an automobile allowance, plus related expenses, and a home security system. Additional information on perquisites and other personal benefits provided to the named executive officers in 2011 is discussed in the “Summary Compensation Table” section of this proxy statement.

Retirement Income and Savings Plans

All eligible employees, including the named executive officers (excluding Mr. Hannan), may participate in the Viad Corp Capital Accumulation Plan (the “401(k) Plan”). In addition, the named executive officers (excluding Mr. Hannan) are eligible to participate in the Supplemental 401(k) Plan, which provides for additional employee contributions over the annual limits set by the Internal Revenue Code for the 401(k) Plan, plus matching contributions by Viad based on the same percentage as the 401(k) Plan. In lieu of participation in the 401(k) Plan and the Supplemental 401(k) Plan, Mr. Hannan is a participant in the Retirement Plan for Management Employees of Brewster Inc.

Annual retirement benefits will be paid under applicable schedules of the Viad Corp Supplemental Pension Plan (the “SERP”) and under the MoneyGram Pension Plan (formerly the Viad Corp Retirement Income Plan) to Mr. Dykstra and Ms. Ingersoll, although accruals under the MoneyGram Pension Plan were frozen as of December 31, 2003. In connection with the spin-off of MoneyGram International, Inc. (“MoneyGram”) on June 30, 2004, the sponsorship and administration of the MoneyGram Pension Plan, as well as all liabilities of the MoneyGram Pension Plan and the SERP, were assumed by MoneyGram. In general, the compensation covered by the MoneyGram Pension Plan and the SERP is annual salary and one-half of annual bonus. Actual benefits under the SERP will be calculated primarily on the basis of the average of a participant’s last five years of annual salary prior to retirement and on the basis of the average of one-half of a participant’s highest five years of annual incentive compensation. Like all other forms of compensation, the level of retirement benefit is determined by individual performance assessments throughout a career, since individual performance determines the level of compensation, which is an integral component of savings and pension benefit formulas.

Under the Retirement Plan for Management Employees of Brewster Inc., the annual pension payable to Mr. Hannan, assuming a normal retirement date, is equal to 2% of his highest average earnings for each year of credited service. “Highest average earnings” are defined as the average of the highest annual earnings in any three calendar years of credited service. The maximum pension payable to Mr. Hannan cannot exceed the dollar limits permitted under the Income Tax Act of Canada.

The change in the value of the pension plans during 2011 is included in the “Summary Compensation Table” section of this proxy statement. Please refer to the “Pension Benefit Table” and the “Potential Payment Upon Employment Termination or Change of Control” sections of this proxy statement for further discussion of retirement benefits.

Post-Termination Compensation and Benefits

Certain termination events will trigger post-termination payments and benefits for the named executive officers, including retirement, change of control severance, termination for cause, involuntary termination not for cause, death or disability. These are discussed below and also under the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement. Post-termination compensation provides for either short-term (termination or change of control) or long-term (retirement) security to the Company’s executive officers in the event their employment with the Company ends. In the event of involuntary termination, post-termination compensation is intended to provide an interim financial resource to the executive during the transition from employment with Viad.

Retirement.    Eligibility for normal retirement is age 65 and for early retirement is age 55. The retirement income received by the executives is discussed under the “Retirement Income and Savings Plans” and “Pension Benefits Table” sections of this proxy statement. Upon normal or early retirement, executives would receive ownership of the restricted stock (or units), earned PBRS (or units) and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), except that executives who have reached the age of 60 at the time of retirement and retire at least two years (or 18 months, in the case of earned performance units) from the date of the grant would receive full ownership (not pro-rated) upon lapse of the vesting period. Stock options not yet exercisable would fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights within a five-year period following the retirement date. Executives would receive an accrued annual incentive bonus, if earned, on a pro-rata basis. Mr. Dykstra is entitled to the same benefits upon retirement pursuant to the terms of his employment contract. In addition, he will be provided with an office and secretarial support for five years following retirement. There are currently no named executive officers eligible for retirement.

Change of Control Severance.    Viad’s Executive Severance Plan (Tier I) provides each of the named executive officers with severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the Executive Severance Plan) within 36 months after a change of control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of the change of control of Viad. The purpose of the Executive Severance Plan is to ensure, in the event of a possible change of control of Viad, that executives will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board as to whether the change of control proposal would be in the best interests of Viad and its shareholders, to assist in the change of control implementation and transition and to perform other appropriate actions. Severance benefits also provide an economic means for executives to transition from Viad employment. Participants in the plan are designated by the CEO and approved by the Human Resources Committee. Upon a change of control, Viad’s annual and long-term incentive plans also provide for accelerated vesting of equity awards and payment of annual incentive and performance units, as discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

For purposes of these benefits, a change of control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquires 20% or more of Viad’s common stock, (b) the current directors in office cease to constitute at least a majority of the Board, (c) a reorganization, merger or consolidation or the sale of all or substantially all of the corporate assets occurred or (d) there is a complete liquidation and dissolution of Viad.

Involuntary Termination Not For Cause.    Mr. Dykstra’s employment agreement provides that he will receive post-termination payments and benefits upon Viad’s termination of his employment without cause. The relevant material terms of Mr. Dykstra’s employment agreement with Viad are discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement. For the other named executive officers, Viad has an arrangement providing payments and benefits to them for Viad’s termination of their employment without cause, as discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Death or Disability.    Mr. Dykstra’s employment agreement does not provide for any post-termination payments upon his employment termination due to death or disability; however, he and the other named executive officers will be eligible to receive benefits or rights otherwise due in the event of their death or disability pursuant to compensation and benefit plans and related agreements, as discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Forfeiture and Reimbursement Provisions for Detrimental Conduct

In order to protect Viad and its operating companies and to help ensure the long-term success of the business, annual incentive compensation and long-term incentive compensation (including awards of restricted stock, restricted stock units and stock options) are subject to forfeiture and reimbursement provisions (i.e., a “clawback” provision) relating to the following conduct:

•

an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies;

•

an officer or employee was aware of and failed to report an officer or employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies; and

•	an officer or employee acted significantly contrary to the best interests of Viad.

The forfeiture and reimbursement provisions also relate to violations of certain restrictions on competitive activities following employment termination. In addition, the annual incentive compensation and long-term incentive compensation awards (including awards of restricted stock, restricted stock units and performance units) also provide Viad with the right to stop the executive, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination. Viad also may seek monetary damages for such activities.

Limit on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction on compensation paid to a named executive officer that exceeds $1.0 million during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance measures set by the Human Resources Committee and meets the other requirements of Section 162(m), the compensation is not included in computation of the limit. The Human Resources Committee intends, to the extent possible and where it believes it is in the best interest of Viad and its shareholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of Viad’s overall system of compensation policies and practices. The Board submitted performance measures and certain other material terms under the 1997 Viad Corp Omnibus Incentive Plan for approval at the 1997 and 2002 Annual Meeting of Shareholders, as required to allow certain of the compensation payable under such plans to be eligible for deduction. The Board, for the same reason, submitted performance measures and certain other material terms under the 2007 Viad Corp Omnibus Incentive Plan for approval at the 2007 Annual Meeting of Shareholders, and will be submitting the terms for re-approval at the 2012 Annual Meeting of Shareholders. For purposes of meeting the requirements of Section 162(m), under the 2007 Viad Corp Omnibus Incentive Plan, the maximum aggregate amount awarded or credited with respect to cash-based awards, including annual incentive awards and performance units, to any one participant in any one plan year may not exceed $5.0 million.

Stock Ownership Guidelines

Stock ownership guidelines were adopted in 1993 requiring executives to own a minimum amount of stock on a direct basis, meaning stock of Viad which is subject to market risk and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an executive’s annual salary, depending on salary level.

Viad believes it is important to align the financial interests of our executives with those of our shareholders. Mr. Dykstra has ownership guidelines of five times his annual base salary. Ms. Ingersoll and Messrs. Hannan, Kuczynski and Moster have ownership guidelines of three times their base salaries. As of the measurement date in 2012, Mr. Dykstra and Ms. Ingersoll had exceeded their goals, and Messrs. Hannan, Moster and Kuczynski are working toward achieving their goals.

Changes to Executive Compensation in 2012

The value of the overall mix of long-term incentive grants in 2012 will be the same as in 2011, 50% of such value in the form of restricted stock (or units) with a three-year vesting period and 50% performance units with a three-year vesting period and payable in cash. This mix of restricted stock (or units) and performance units will continue to provide incentives for executives to create and maintain shareholder value over a multi-year period because the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting or payout. This mix also continues to provide an effective retention tool for executives. Awards of restricted stock (or units) and performance units will be subject to the forfeiture and reimbursement provisions discussed in the “Forfeiture and Reimbursement Provisions for Detrimental Conduct” subsection above.

Compensation Consultant

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, in 2011 Aon Hewitt provided services and advice related to executive compensation. In addition to compensation advice, in 2011, Aon Hewitt also provided to Viad at the request of Viad management actuarial services on qualified and non-qualified retirement programs, benefits and pension calculations, federal payroll tax calculations and other services and advice. For these 2011 services and advice, Viad paid Aon Hewitt in the aggregate $[—]. Viad paid Aon Hewitt $[—] in the aggregate for its 2011 services and advice related to executive and director compensation.

Summary Compensation Table

The following table summarizes the compensation in 2009, 2010 and 2011 of the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Viad in 2011.

The amounts presented below in column (e), “Stock Awards,” and column (f), “Option Awards,” of the Table represent the grant date fair value of awards granted to the named executive officers and may not reflect the actual value to be realized by each executive officer. Variables that can affect the actual value realized by the named executive officer include achievement levels of performance targets, economic and market risks associated with stock and option awards and performance unit valuation based on the market price of Viad’s stock. The actual value realized by the named executive officer will not be determined until the time of vesting in the case of restricted stock (or units), performance units and PBRS (or units), or until option exercise in the case of option awards.

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation[3] ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings[4] ($)	All Other Compen- sation[5] ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Paul B. Dykstra Chairman, President and CEO	2011 2010 2009	662,692 625,000 615,385	- - - - - -	1,764,867 539,520 1,105,560	- - 540,040 - -	701,400 500,000 - -	458,897 417,625 591,392	277,848 218,956 274,340	[6]	3,865,704 2,841,141 2,586,677

Ellen M. Ingersoll Chief Financial Officer	2011 2010 2009	357,046 348,000 342,646	- - - - - -	513,123 238,080 538,961	- - 237,735 - -	230,900 191,400 - -	23,423 26,417 33,704	129,794 103,541 116,186	[9]	1,254,286 1,145,173 1,031,497

Steven W. Moster Group President – Marketing & Events; and President, Global Experience Specialists, Inc.	2011 2010 2009	391,031 90,712 260,600	- - - - - -	432,588 149,554 118,234	- - - - - -	255,700 134,800 - -	- - - - - -	63,996 262,520 9,585	[10]	1,143,315 637,585 388,419	[11]

Michael M. Hannan[7] Group President – Travel & Recreation; and President, Brewster Inc.	2011 2010 2009	325,934 289,140 255,953	- - - - - -	216,294 88,320 179,654	- - 87,463 - -	61,115 292,843 157,857	32,575 22,638 14,848	20,356 16,822 118,868	[8]	656,274 797,226 727,180

Thomas M. Kuczynski Chief Corporate Development & Strategy Officer	2011 2010 2009	307,915 300,000 295,385	- - - - - -	216,294 94,080 195,009	- - 95,094 - -	181,100 150,000 - -	5 3 - -	36,053 38,241 33,347	[12]	741,367 677,418 523,741

[1]

For 2010 and 2009, no year-over-year merit increases were granted. For 2009, all employees at the Viad corporate level, including Messrs. Dykstra and Kuczynski and Ms. Ingersoll, took a mandatory week-long work furlough (without pay) as one of Viad’s expense-reduction measures. Mr. Hannan’s 2009 annual base salary of $280,000 (Canadian dollars, “CDN”) was increased to CDN$300,000 upon assuming the Group President position during 2009, and remained at CDN$300,000 for 2010. The appearance of a year-over-year increase in base salary from 2009 to 2010 was due to an increase in the rate at which Mr. Hannan’s pay was converted from Canadian dollars to U.S. dollars. For a more detailed discussion of the foreign currency conversion rates, see Footnote 7 below. Mr. Moster’s 2010 annual base salary covers the period beginning on January 1, 2010 and ending on his departure date, February 1, 2010. For a more detailed discussion of Mr. Moster’s 2010 departure and subsequent rehiring, see Footnote 11 below.

[2]

The amounts shown reflect the grant date fair value of long-term incentives awarded to the named executive officers, including: restricted stock granted in years 2009 through 2011 (except for Mr. Hannan whose grants are in the form of restricted stock units); and PBRS granted in 2009 (except for Mr. Hannan, whose grant is in the form of PBRS units). In addition, the amounts shown include the grant date fair value of the performance units granted in 2011 to the named executive officers. No performance units were granted in 2009 or 2010. In addition, the performance goals for the 2009 PBRS awards were not achieved at threshold and consequently no payments to the named executive officers were made, including the following grant date fair value amounts shown in column (e) of the table: Mr. Dykstra, $644,910; Ms. Ingersoll, $314,778; Mr. Kuczynski, $113,627; and Mr. Moster, $53,743. Mr. Hannan’s 2009 award of performance-based restricted stock units was achieved at 48.125% and thus $54,157 of his award, as reflected in column (e) of the table, was not earned.

Assumptions made in the valuation of stock awards under this column are discussed in Viad’s 2011 Annual Report on Form 10-K, filed March 9, 2012, in Notes 1 and 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

[3]

The amounts shown represent incentive cash awards under the 2009, 2010 and 2011 Management Incentive Plans, pursuant to the 2007 Viad Corp Omnibus Incentive Plan. Performance targets for 2011 were attained at 117.6% of target for Viad corporate, at 118.9% of target for Viad’s Marketing & Events Group and at 32.6% of target for Viad’s Travel & Recreation Group. Performance targets for 2010 were attained at 100% of target for Viad corporate, at 67% of target for GES and at 175% of target for Brewster. Performance targets for 2009 were attained at 99.4% of target for Brewster and at 0% of target for Viad corporate and GES.

[4]

The amounts shown represent the year-over-year change in actuarial present value of the SERP and Brewster’s pension plan. For 2011, the year-over-year change from 2010 to 2011 was $458,628 for Mr. Dykstra, $23,377 for Ms. Ingersoll, $0 for Mr. Moster, $32,575 for Mr. Hannan and $0 for Mr. Kuczynski. For 2010, the year-over-year change from 2009 to 2010 was $417,269 for Mr. Dykstra, $26,374 for Ms. Ingersoll, $0 for Mr. Moster, $22,638 for Mr. Hannan and $0 for Mr. Kuczynski. For 2009, the year-over-year change from 2008 to 2009 was $590,692 for Mr. Dykstra, $33,619 for Ms. Ingersoll, $0 for Mr. Moster, $14,848 for Mr. Hannan and $0 for Mr. Kuczynski. In connection with the spin-off of MoneyGram on June 30, 2004, liabilities associated with these SERP obligations are the responsibility of MoneyGram. The amounts shown also reflect above-market earnings of $4, $119 and $258 in 2011, 2010 and 2009, respectively, on Mr. Dykstra’s benefits under the Viad Corp Deferred Compensation Plan, and above-market earnings on the Supplemental 401(k) Plan of $265 for Mr. Dykstra, $46 for Ms. Ingersoll, $0 for Mr. Moster and $5 for Mr. Kuczynski in 2011; $237 for Mr. Dykstra, $43 for Ms. Ingersoll, $0 for Mr. Moster and $3 for Mr. Kuczynski in 2010; and $442 for Mr. Dykstra, $85 for Ms. Ingersoll, $0 for Mr. Moster and $0 for Mr. Kuczynski in 2009. The term “above-market earnings” represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under the Internal Revenue Code Section 1274(d)). Viad’s Supplemental 401(k) program is a U.S. based retirement program. Mr. Hannan is a Canadian citizen and resident, and thus is not eligible to participate in the program.

[5]	The aggregate incremental cost of perquisites is the actual cost incurred by Viad as a result of providing such items.

[6]

Mr. Dykstra’s perquisites and other personal benefits for 2011 include: executive life insurance; executive medical coverage; accidental death and dismemberment insurance; office parking; tax planning and financial counseling services; annual executive physical examination; health club and country club memberships; airline club membership; Boys & Girls Clubs of Metropolitan Phoenix (board dues); home security system; and a Company-provided vehicle and auto-related expenses. The amount reported for 2011 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $26,378; a lump-sum payment of $184,000 for the period from January 1, 2011 through December 31, 2011 in lieu of the Company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $5,624 for tax planning and financial counseling services and $1,351 for executive medical coverage.

[7]

Mr. Hannan took office as President of Brewster on December 1, 2008, and took on additional responsibilities as Group President-Travel & Recreation Group in 2009. He is a Canadian citizen and resident. His 2011 base salary and all other compensation for 2011 shown in this Table were converted into U.S. dollars at the rate of 1.015 to 1. His 2010 base salary and all other compensation for 2010 shown in this Table were converted into U.S. dollars at the rate of 0.9638 to 1. Mr. Hannan’s 2009 base salary was converted into U.S. dollars at the rate of 0.8791 to 1. His 2011 award under the 2011 Management Incentive Plan was converted on the date of payment at a rate of 1.0085 to 1. His 2010 award under the 2010 Management Incentive Plan was converted on the date of payment at a rate of 1.014 to 1. His 2009 award under the 2009 Management Incentive Plan was converted on the date of payment at a rate of 0.9897 to 1. All stock unit awards were originated in U.S. dollars and did not require conversion.

[8]

Mr. Hannan’s perquisites and other personal benefits for 2011 include: executive life insurance; executive medical coverage; executive marketing club membership; a Company-provided vehicle and auto-related expenses; and a home security system. The amount reported for 2011 includes: the perquisites and other personal benefits listed in the prior sentence; dividend equivalents on unvested restricted stock units and PBRS units; and a tax gross-up of $2,612 for executive medical coverage.

[9]

Ms. Ingersoll’s perquisites and other personal benefits for 2011 include: executive medical coverage; accidental death and dismemberment insurance; annual executive physical examination; office parking; and tax planning and financial counseling services. The amount reported for 2011 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $14,282; a lump-sum payment of $83,000 for the period from January 1, 2011 through December 31, 2011 in lieu of the Company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $4,988 for tax planning and financial counseling services and $885 for executive medical coverage.

[10]

Mr. Moster’s perquisites and other personal benefits for 2011 include: executive medical coverage; accidental death and dismemberment insurance; tax planning and financial counseling services; health club membership; and a vehicle allowance. The amount reported for 2011 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan of $9,800; and tax gross-ups of $7,560 for tax planning and financial counseling services and $2,414 for executive medical coverage.

[11]

Mr. Moster was employed by GES as Executive Vice President–Chief Sales and Marketing Officer through February 1, 2010, at which time he left employment with GES and was paid $260,000 in post-termination compensation. Mr. Moster was rehired by GES for the position of President on November 1, 2010, and was also appointed by Viad’s Board as Group President-Marketing & Events.

[12]

Mr. Kuczynski’s perquisites and other personal benefits for 2011 include: executive medical coverage; accidental death and dismemberment insurance; annual executive physical examination; and tax planning and financial counseling services. The amount reported for 2011 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $12,317; and tax gross-ups of $5,491 for tax planning and financial counseling services and $480 for executive medical coverage.

Grants of Plan-Based Awards Table

The table below supplements the disclosure in the Summary Compensation Table on plan-based awards. The table provides, by grant date, the estimated future payouts for awards granted in 2011 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2011 that have been paid out. All awards in 2011 were granted pursuant to the 2007 Viad Corp Omnibus Incentive Plan.

Name[1]	Grant Date[2]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under Equity Incentive Plan Awards[4]			All Other Stock Awards: Number of Shares of Stock or Units (#)[5]	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
P. Dykstra		107,400	596,400	1,043,700
RS	2/22				48,900	48,900	48,900	- -	- -	- -	1,125,189
PUP	2/22				8,340	27,800	55,600	- -	- -	- -	639,678
E. Ingersoll		35,300	196,400	343,700
RS	2/22				10,300	10,300	10,300	- -	- -	- -	237,003
PUP	2/22				3,600	12,000	24,000	- -	- -	- -	276,120
S. Moster		38,700	215,100	376,400
RS	2/22				8,700	8,700	8,700	- -	- -	- -	200,187
PUP	2/22				3,030	10,100	20,200	- -	- -	- -	232,401
M. Hannan[6]		33,785	187,480	327,964
RSU	2/22				4,300	4,300	4,300	- -	- -	- -	98,943
PUP	2/22				1,530	5,100	10,200	- -	- -	- -	117,351
T. Kuczynski		27,700	154,000	269,400
RS	2/22				4,300	4,300	4,300	- -	- -	- -	98,943
PUP	2/22				1,530	5,100	10,200	- -	- -	- -	117,351

[1]	“RS” represents awards of restricted stock. “RSU” represents awards of restricted stock units. “PUP” represents awards of performance units.

[2]	Grant dates shown occurred in 2011.

[3]

The amounts shown in column (d) above reflect the possible payment if performance measures are achieved at target level under the 2011 Management Incentive Plan. The amounts shown in column (c) above reflect the possible minimum payment level under the 2011 Management Incentive Plan which is 18% of target. The amounts shown in column (e) are 175% of the target amount shown in column (d). Actual payout results are reflected in the Summary Compensation Table at column (g) (“Non-Equity Incentive Plan Compensation”). No additional payment under the 2011 Management Incentive Plan will be made for the 2011 performance period.

[4]

The three columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” present the estimated threshold, target and maximum payouts as of the grant date for all 2011 equity grants of restricted stock (or units) and stock options to the named executive officers.

[5]

The grant date fair value of the awards of restricted stock (and units) granted on February 22, 2011, was $23.01 per share or unit. The actual value realized by the named executive officer for the 2011 restricted stock (or units) and performance unit awards will not be determined until the time of vesting.

[6]

The estimated future payouts for Mr. Hannan for an award under the 2011 Management Incentive Plan have been converted from Canadian dollars to U.S. dollars at a rate of 1.0085 to 1, as shown in columns (c) – (e) of the table.

Employment Agreements

Mr. Dykstra is employed pursuant to an employment agreement dated May 15, 2007. He is the only named executive officer with an employment agreement. Mr. Dykstra’s agreement provides for an initial two-year employment term, and thereafter, on each anniversary date of the agreement, the remaining one-year term is automatically renewed for an additional one-year period, unless the Human Resources Committee provides notice of its intent not to extend the employment period. The agreement provides for an initial annual base salary of $600,000. Mr. Dykstra’s annual base salary is reviewed at least annually by the Human Resources Committee, which may, in its sole discretion, recommend an increase to the annual base salary, subject to approval by the Board. Effective April 1, 2011, his annual base salary was $675,000, and he did not receive an increase in salary in 2009 or 2010 as the base salaries of the named executive officers were frozen in light of economic conditions. The agreement also provides that Mr. Dykstra is entitled to participate in all bonus and long-term incentive compensation plans and programs and other fringe benefit programs offered to other senior executives of Viad in accordance with the terms of such plans and programs. Further, he is entitled to participate in all savings, retirement, medical and other welfare benefit plans to the same extent as other senior executives of Viad. His perquisites and other personal benefits include executive medical coverage; executive life insurance; accidental death and dismemberment insurance coverage; office parking; tax planning and financial counseling services; annual executive physical examination; dues for health club, country club, airline club and social club; Company-provided vehicle and auto-related expenses; and a home security system. Additional information regarding the terms of Mr. Dykstra’s employment agreement is provided in the “Post-Termination Compensation and Benefits” subsection of the “Compensation Discussion and Analysis” section and in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

The table below includes all outstanding options and unvested stock awards of the named executive officers as of December 31, 2011, including awards subject to performance conditions.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)[3]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
P. Dykstra
Viad
03/26/2002	6,850			26.07	03/26/2012
02/19/2003	4,412			19.57	02/19/2013
02/24/2010	30,667		61,333	19.20	02/24/2020
RS5				N/A	N/A	107,000	1,870,360	- -	- -
PUP[6]				N/A	N/A	- -	- -	27,800	485,900
MoneyGram[7]
03/26/2002	3,426			166.38	03/26/2012
02/19/2003	3,425			124.93	02/19/2013
E. Ingersoll
Viad
03/26/2002	3,200			26.07	03/26/2012
02/19/2003	7,499			19.57	02/19/2013
02/24/2010	13,500		27,000	19.20	02/24/2020
RS5				N/A	N/A	37,300	652,004	- -	- -
PUP[6]				N/A	N/A	- -	- -	12,000	209,800
MoneyGram[7]
03/26/2002	1,100			166.38	03/26/2012
02/19/2003	3,750			124.93	02/19/2013
S. Moster
Viad
RS5				N/A	N/A	20,900	365,332	- -	- -
PUP[6]				N/A	N/A	- -	- -	10,100	176,500

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)[3]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
M. Hannan
Viad
12/01/2008	6,000		4,000	24.90	12/01/2015
02/24/2010	4,967		9,933	19.20	02/24/2020
RSU[5]				N/A	N/A	14,891	260,295	- -	- -
PUP[6]				N/A	N/A	- -	- -	5,100	89,100
T. Kuczynski
Viad
02/24/2010	5,400		10,800	19.20	02/24/2020
RS5				N/A	N/A	14,500	253,460	- -	- -
PUP[6]				N/A	N/A	- -	- -	5,100	89,100

[1]

Viad stock option awards for the named executive officers included a combination of incentive stock options and non-qualified stock options for all grants, except Mr. Hannan’s grants were in the form of non-qualified stock options due to Canadian tax considerations. All MoneyGram awards are non-qualified stock options. See Footnote 7 below for a discussion about MoneyGram.

[2]

The stock options granted in 2003 and 2010 have a ten-year term and vested or will vest in three equal annual installments beginning one year after the date of grant and ending three years after the date of grant. All other stock options have a seven-year term and vest in five equal annual installments beginning one year from the date of grant and ending five years after the date of grant.

[3]

The exercise price of Viad stock options is equal to the average of the high and low selling prices of Viad’s common stock on the NYSE on the grant date. Effective with the 2010 grant of stock options, the exercise price is the closing selling price of Viad’s common stock on the grant date. See Footnote 7 below for a discussion regarding the treatment of stock options in connection with the MoneyGram spin-off.

[4]	For columns (h) and (j), the market value of shares or units was computed by multiplying the number of shares or units by $17.48, the closing market price of Viad’s common stock at December 31, 2011.

[5]	“RS” refers to restricted stock. “RSU” refers to restricted stock units.

[6]	“PUP” refers to performance units. The number of performance units and dollar value of those units, as reflected in column (i) and column (j), respectively, was as of December 31, 2011.

[7]

Listed under the “MoneyGram” heading are non-qualified stock options of MoneyGram, granted to the executive officer prior to Viad’s spin-off of MoneyGram in June 2004. Viad distributed all of the shares of MoneyGram common stock as a dividend on Viad’s common stock on the date of the spin-off. Stock option awards were adjusted in connection with the spin-off. Each option to purchase shares of Viad’s common stock was converted to consist of an adjusted option to purchase the same number of shares of MoneyGram common stock as before the spin-off, and an option to purchase one-fourth the number of shares of Viad’s common stock as before the spin-off due to the one-for-four reverse stock split of Viad’s common stock that occurred in connection with the spin-off. The conversion resulted in two options with a combined intrinsic value equal to the intrinsic value of the Viad option (with an exercise price of the high and low selling prices of Viad’s common stock on the grant date) before taking into account the effect of the spin-off and reverse stock split. The terms and conditions of the options are generally the same as those of the pre-spin Viad stock options. Effective November 14, 2011, MoneyGram effected a one-for-eight reverse stock split.

Option Exercises and Stock Vested Table

For the named executive officers, the table below lists restricted stock (or units) and PBRS (or units), which vested during 2011. No stock options were exercised by the named executive officers during 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
(a)	(b)	(c)	(d)	(e)
P. Dykstra
RS/PBRS[3]	- -	- -	17,066	404,846
E. Ingersoll
RS/PBRS[3]	- -	- -	8,666	205,538
S. Moster
RS3	- -	- -	1,000	22,390
M. Hannan
PBRSU[3]	- -	- -	1,091	28,966
T. Kuczynski
RS/PBRS[3]	- -	- -	2,800	66,474

[1]

The value realized is calculated by taking the difference between the exercise price and the fair market value of the stock times the number of options exercised. Effective with the 2011 grant of stock options, the exercise price is the closing selling price of Viad’s common stock on the grant date. Previously, the exercise price was the average of the high and low selling price of Viad’s common stock on the date of grant. The fair market value of an exercised option is the closing selling price of Viad’s common stock on the date of exercise.

[2]	The value realized upon the vesting of RS/PBRS and Mr. Hannan’s PBRSU is the closing selling price of Viad’s common stock on the date of vesting times the number of shares (or units) vesting.

[3]	“RS” is an abbreviation for restricted stock. “PBRS” is an abbreviation for performance-based restricted stock. “PBRSU” is an abbreviation for performance-based restricted stock units.

Pension Benefits Table

The table below provides the present value of the accumulated benefits of the named executive officers, who receive benefits under a pension plan of Viad or its subsidiaries. The liability related to the payment of benefits under the SERP, as disclosed in the table below, was assumed by MoneyGram in connection with the spin-off of MoneyGram by Viad in June 2004.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[3]	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
P. Dykstra[1]	SERP	20.34	2,556,626	- -
E. Ingersoll[1]	SERP	2.439	154,212	- -
M. Hannan[2]	Retirement Plan for Management Employee of Brewster Inc.	3.0833	72,388	- -

[1]

Mr. Dykstra and Ms. Ingersoll participate in the SERP, which provides retirement benefits based on final average earnings, which is the five-year average of the last 60 months of annual base salary plus 50% of the annual incentive compensation for the five calendar years in which they were highest. Once commenced, the full benefit is payable for the life of the executive. Upon the executive’s death, 50% of the benefit is payable for the life of the surviving spouse, if applicable. These two executives are entitled to a pension benefit at age 60 equal to A + (B x C) – D, where:

A	=

(1.15% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings)

+

(0.55% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings in excess of the covered compensation breakpoint);

B	=

(1.834% x Years of service prior to 1998 x Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation)

-

(1.667% x Years of service prior to 1998 x Primary Social Security benefit);

C	=	(Final average earnings) / (Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation); and
D	=	Annual benefit from the MoneyGram Pension Plan and the Travelers Express Company, Inc. Supplemental Pension Plan, if applicable.

[2]

Under the Retirement Plan for Management Employees of Brewster Inc., the annual pension payable to Mr. Hannan, assuming a normal retirement date, is equal to 2% of his highest average earnings for each year of credited service. “Highest average earnings” are defined as the average of the highest annual earnings in any three calendar years of credited service. The maximum pension payable to Mr. Hannan cannot exceed the dollar limits permitted under the Income Tax Act of Canada.

[3]

Assumptions made in quantifying the present value of the current accrued benefit under this column (d) are discussed in Viad’s 2011 Annual Report on Form 10-K, filed March 9, 2012, in Note 16 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

Non-qualified Deferred Compensation Table

The following table provides the amounts contributed to a non-qualified deferred compensation plan during 2011.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
P. Dykstra
Supplemental 401(k) Plan	23,625	16,578	24,306	- -	492,958
VCDCP[3]	- -	- -	402	196,567	- -
E. Ingersoll
Supplemental 401(k) Plan	- -	4,482	4,243	- -	84,600
M. Hannan[4]	- -	- -	- -	- -	- -
T. Kuczynski
Supplemental 401(k) Plan	- -	2,516	494	- -	11,711
S. Moster	- -	- -	- -	- -	- -

[1]	These amounts are contributed by the executive out of his or her annual base salary. Such contributions are reported as compensation in the Summary Compensation Table under column (c) (“Salary”).

[2]

The Company’s matching contribution under the Supplemental 401(k) Plan is the same as provided under the 401(k) Plan generally available to all employees, which is a 100% match of the first 3% of annual base salary contributed by the executive officer and 50% of the next 2% of annual base salary contributed by the executive officer. Matching contributions are reported as compensation in the Summary Compensation Table under column (i) (“All Other Compensation”).

[3]

“VCDCP” is an abbreviation for the Viad Corp Deferred Compensation Plan. In connection with the freeze of the VCDCP in 2004, all participants in the VCDCP received lump-sum distributions of their total deferred compensation accounts, except Global Experience Specialists, Inc. (“GES”) maintains deferrals as its obligation for participating employees and former employees of GES and Viad’s former operating unit, Exhibitgroup/Giltspur (whose assets and liabilities were transferred to GES on December 31, 2009), pending distribution in accordance with the terms of the VCDCP. No new deferrals have been permitted since 2004. Mr. Dykstra’s deferred amount under VCDCP reflects interest accrued in January 2011 on deferrals made prior to 2004 while he was employed by GES. Mr. Dykstra received a full payout of his VCDCP account in January 2011.

[4]	Viad’s Supplemental 401(k) program is a U.S. based retirement program. Mr. Hannan is a Canadian citizen and resident, and thus is not eligible to participate in the program.

Potential Payment Upon Employment Termination or Change of Control

Certain termination events will trigger post-termination payments and benefits for the named executive officers. Each termination event and the amount that could be payable to the executive officers under each termination event is provided in the tables below, assuming a qualifying termination date of December 31, 2011 with a closing price of $17.48 per share for Viad’s common stock, except where specifically indicated below.

Retirement

Upon normal or early retirement, executives would receive ownership of the restricted stock (or units), earned PBRS (or units) and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), except that executives who have reached the age of 60 at the time of retirement and retire at least two years (or 18 months in the case of earned performance units) from the date of the grant would receive full ownership (not pro-rated) upon lapse of the vesting period. Stock options not yet exercisable would fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights within a five-year period following the retirement date. Executives would receive, under the Management Incentive Plan, an accrued annual incentive bonus, if earned, on a pro-rata basis. Mr. Dykstra is entitled to the same benefits upon retirement pursuant to the terms of his employment contract. In addition, he will be provided with an office and secretarial support for five years following retirement. Eligibility for normal retirement is age 65 and for early retirement is age 55. Currently, none of the named executive officers are eligible to receive retirement benefits.

Change of Control and Change of Control Severance

The Executive Severance Plan provides each of the named executive officers with severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the plan) within 36 months after a change of control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change of control of Viad. Under those circumstances, the executive would receive from Viad a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•	The executive’s highest annual salary; plus

•	The executive’s target cash bonus under the Management Incentive Plan for the fiscal year in which the change of control occurs.

The multiple, in the case of termination by Viad without cause or the executive’s termination for good reason, will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change of control and the denominator of which is 36. In the case of the executive’s voluntary termination during the window period, the multiple will be two.

The first table below shows the cash amount and the value of equity and other benefits that could be received in the case of an executive’s termination without cause or the executive’s voluntary termination for good reason under a change of control, assuming that the executive had a qualifying termination date of December 31, 2011. The second table below shows the amount payable and the value of equity and other benefits upon the executive’s voluntary termination during the window period after a change of control, assuming the same termination date.

Estimated Benefits in the Event of a Change of Control with Involuntary/Without Cause or Voluntary/Good Reason Termination

In Dollars ($)

	P. Dykstra	E. Ingersoll	S. Moster	M. Hannan[1]	T. Kuczynski	Aggregate Payments
Cash Severance Payment[2]	3,814,200	1,669,200	1,824,300	1,518,885	1,393,500	10,220,085
Annual Incentive Cash Bonus[3,6]	701,400	230,900	255,700	61,115	181,100	1,430,215
Stock Options[3,5]	- -	- -	- -	- -	- -	- -
Restricted Stock (or Units)[4,6]	1,870,360	652,004	365,332	241,224	253,460	3,382,380
PBRS (or Units)[4,6]	- -	- -	- -	19,071	- -	19,071
Performance Units[5,6]	162,000	69,900	58,800	29,700	29,700	350,100
Incremental Pension Benefit[7]	306,378	5,574	- -	- -	- -	311,952
Welfare Benefits and Perquisites[8]	134,346	87,100	87,172	54,502	87,172	450,292
Outplacement Services	30,000	30,000	30,000	30,000	30,000	150,000
Estimated Excise Tax and Gross-Up9	- -	- -	839,931	- -	778,410	1,618,341

Totals	7,018,684	2,744,678	3,461,235	1,954,497	2,753,342	17,932,436

[1]

Mr. Hannan’s estimated benefits were converted from Canadian dollars to U.S. dollars at a rate of 0.98 to 1, except that the Canadian exchange rate of 1.0085 was used for his annual incentive cash bonus as this was the rate on the date of payout.

[2]	Discussed in the paragraphs above this table.

[3]

If there is a change of control, regardless of whether there is a termination of employment in connection therewith, each of the named executive officers would be entitled to receive a pro-rata portion of the annual cash incentive granted under the Management Incentive Plan, calculated on the basis of achievement of performance measures through the date of the change of control.

[4]

Immediate full vesting of equity grants will occur, and the executive will have the ability to surrender options for cash. The vesting of the restricted stock (or units) and PBRS (or units) would occur, and the cash amount for the granted performance units and annual incentive cash bonus would be paid to the executive, upon a change of control whether or not the named executive officer were terminated in connection with the change of control.

[5]

If there is a change of control, regardless of whether there is a termination of employment in connection therewith, each of the named executive officers would be entitled to receive a cash payment for performance units granted under the PUP, calculated as if each of the pre-defined targets were met at 100%, and pro-rated from the date of the grant to the date of the change of control.

[6]

If the payouts and vesting were to occur upon the change of control, then the performance units and the annual cash incentive would not be paid out again and no additional vesting of the restricted stock (or units) and PBRS (or units) would occur in the event of an employment termination in connection with a change of control.

[7]

The Executive Severance Plan also provides a special retirement benefit to executives in the form of an additional benefit accrual under the SERP determined as if the executive continued employment during the severance period with the severance compensation included in his or her final average compensation as defined by the SERP. Benefits under the MoneyGram Pension Plan were frozen as of December 31, 2003 and would not be affected by a change of control. This special retirement benefit applies to all named executive officers except Messrs. Hannan, Kuczynski and Moster.

[8]

The executive receives continued welfare benefits coverage for the severance period of (i) three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change of control through the last day of the executive’s employment, and the denominator of which is 36 months, in the case of Viad’s termination without cause or the executive’s termination for good reason; or (ii) two years in the case of the executive’s voluntary termination during the window period; except that such benefits would terminate upon the executive’s death or normal retirement date of 65, whichever occurs first.

[9]

The Executive Severance Plan also provides a payment to the executive (and tax gross-up) to make the executive whole for any excise taxes on change of control payments, and for payment of any legal fees incurred by the executive to enforce his or her rights under this Plan. Excise tax payments occur when the benefit paid to an executive is in excess of a fixed multiple of the executive’s five year average total taxable compensation. Such a scenario is most likely to occur when an executive has less than five years of service with the Company.

Estimated Benefits in the Event of a Change of Control with Voluntary Termination During Window1

In Dollars ($)

	P. Dykstra	E. Ingersoll	S. Moster	M. Hannan	T. Kuczynski	Aggregate Payments
Cash Severance Payment	2,542,800	1,112,800	1,216,200	1,012,590	929,000	6,813,390
Annual Incentive Cash Bonus	701,400	230,900	255,700	61,115	181,100	1,430,215
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock (or Units)	1,870,360	652,004	365,332	241,224	253,460	3,382,380
PBRS (or Units)	- -	- -	- -	19,071	- -	19,071
Performance Units	162,000	69,900	58,800	29,700	29,700	350,100
Incremental Pension Benefit	149,203	2,906	- -	- -	- -	152,109
Welfare Benefits and Perquisites	89,564	58,067	58,115	36,334	58,115	300,195
Outplacement	30,000	30,000	30,000	30,000	30,000	150,000
Estimated Excise Tax and Gross-Up	- -	- -	601,322	- -	511,982	1,113,304

Total	5,545,327	2,156,577	2,585,469	1,430,034	1,993,357	13,710,764

[1]	See the footnotes in the first table of this section for an explanation of the benefits.

Involuntary Termination Not For Cause

The following table shows the cash amount and values of equity awards and other benefits that could be received by the named executive officers in the event Viad terminates employment without cause (not for death, disability or cause), assuming that the executive had a qualifying termination date of December 31, 2011.

Estimated Benefits in the Event of Involuntary Termination Not For Cause In Dollars ($)

	P. Dykstra[1]	E. Ingersoll[2]	S. Moster[2]	M. Hannan2, [3]	T. Kuczynski[2]	Aggregate Payments
Cash Severance Payment	1,350,000	300,000	196,500	153,370	155,250	2,155,120
Annual Incentive Cash Bonus	701,400	230,900	255,700	61,115	181,100	1,430,215
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock (or Units)	1,078,516	652,004	365,332	241,224	253,460	2,590,536
PBRS (or Units)	- -	- -	- -	9,178	- -	9,178
Performance Units	162,000	69,900	58,800	29,700	29,700	350,100
Welfare Benefits	67,500	36,000	39,300	30,674	31,050	204,524
Outplacement	30,000	30,000	30,000	30,000	30,000	150,000

Totals	3,389,416	1,318,804	945,632	555,261	680,560	6,889,673

[1]	Mr. Dykstra’s employment agreement provides that he will receive post-termination payments and benefits upon Viad’s termination of his employment without cause, including:

•	Lump sum cash payment of the sum of (1) two times his then-current annual salary and (2) a pro-rata portion of his then-current target cash bonus under the Management Incentive Plan;

•	Vesting of his unvested options and restricted stock awards upon expiration of the vesting period, each on a pro-rata basis;

•	Vesting of earned performance-based restricted stock and earned performance units upon expiration of the performance period, each on a pro-rata basis;

•	Outplacement services; and

•	Continued participation in employee health and welfare benefit plans for two years.

Such payments and benefits would be in lieu of all other severance that might be payable to Mr. Dykstra under any Viad severance policies or under the terms of the stock option agreement or other incentive stock award agreements.

[2]

The executive will receive outplacement services and full ownership of restricted stock (or units), earned performance-based restricted stock (or units) and earned performance units upon lapse of the vesting or performance period. In February 2007, the Board adopted, upon recommendation of the Human Resources Committee, a severance arrangement for executive officers of Viad, which codified Viad’s historical, discretionary practice to provide severance cash payments for Viad’s termination of an executive officer without cause (not for death, disability or cause). Under the Executive Officer Continuation of Pay Policy, executives with less than seven years of service with Viad would receive six months of salary, while executive officers with seven or more years of service with Viad may receive up to one year’s salary. Executive officers would receive continued health and welfare benefits during the severance period and a pro-rata annual cash incentive award under the Management Incentive Plan for the calendar year in which they were last employed, if earned. No payment, however, would be made under the Executive Officer Continuation of Pay Policy unless the executive officer executes a general release containing a release of all claims against Viad, a covenant not to sue, a non-competition covenant and a non-disparagement agreement, in form and substance satisfactory to Viad. The terms of any written agreement relating to severance payment upon termination of an executive officer without cause that is approved by the Board will supersede the policy, and exceptions to the policy may be made if recommended by the CEO of Viad and approved by the Human Resources Committee.

[3]

Mr. Hannan’s estimated benefits were converted from Canadian dollars to U.S. dollars at a rate of 0.98 to 1, except that the Canadian exchange rate of 1.0085 was used for his annual incentive cash bonus as this was the rate on the date of payout.

Voluntary Termination for Good Reason

Mr. Dykstra’s employment agreement provides for post-termination payments upon his voluntary termination of employment for “Good Reason.” Upon employment termination, Mr. Dykstra will receive the same payments and benefits described above under the “Involuntary Termination Not For Cause” subsection, and such payment would be in lieu of all other severance that might be payable to Mr. Dykstra under any Viad severance policies or under the terms of the stock option agreement or other incentive stock award agreement. A “Good Reason” condition includes any of the following, provided it occurs without Mr. Dykstra’s consent:

•	Material reduction or change in Mr. Dykstra’s authority, duties or responsibilities;

•	Material reduction in his annual base salary, unless made as part of an across-the-board reduction of annual base salary for other executive officers of Viad under the direction of the Board;

•	Office relocation requiring an increased commute of more than 50 miles;

•	Material breach of employment agreement by Viad; or

•	Successor to Viad fails to assume Viad’s obligations under the employment agreement.

Mr. Dykstra’s employment agreement requires notice to be provided to Viad within 90 days of the Good Reason condition and provides Viad with an opportunity to remedy the situation. If the situation is remedied within 30 days of the notice, then the post-termination payments described in this section would not be made to Mr. Dykstra.

Death or Disability

The following table shows the cash amount and the value of equity that could be received by a named executive officer in the event of employment termination due to disability, or by the named executive officer’s estate in the event of employment termination due to death, assuming that the executive had a qualifying termination date of December 31, 2011.

Estimated Benefit in the Event of Death or Disability

In Dollars ($)

	P. Dykstra	E. Ingersoll	S. Moster	M. Hannan[1]	T. Kuczynski	Aggregate Payments
Annual Incentive Cash Bonus[2]	701,400	230,900	255,700	61,115	181,100	1,430,215
Stock Options[3]	- -	- -	- -	- -	- -	- -
Restricted Stock (or Units)[4]	1,078,516	652,004	365,332	241,224	253,460	2,590,536
PBRS (or Units)[4]	- -	- -	- -	9,178	- -	9,178
Performance Units[4]	162,000	69,900	58,800	29,700	29,700	350,100

Totals	1,941,916	952,804	679,832	341,217	464,260	4,380,029

[1]

Mr. Hannan’s estimated benefits were converted from Canadian dollars to U.S. dollars at a rate of 0.98 to 1, except that the Canadian exchange rate of 1.0085 was used for his annual incentive cash bonus as this was the rate on the date of payout.

[2]	The Management Incentive Plan provides that the named executive officers will be entitled to receive the accrued cash incentive payment, if earned, pro-rated to the date of employment termination.

[3]

Stock options, if not exercisable, will fully vest upon the date of death or disability (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive (or personal representative) may exercise the option rights within three years following the date of disability or 12 months following the date of death.

[4]	The named executive officers will receive full ownership of restricted stock (or units), earned PBRS (or units) and earned performance units upon lapse of the vesting or performance period.

Forfeiture and Reimbursement Provisions – Non-Compete, Non-Solicitation, Non-Disparagement

If an executive competes with Viad within two years of employment termination in the case of awards made prior to 2010, and 18 months of employment termination in the case of awards made in or after 2010, the following compensation will be subject to forfeiture and reimbursement (i.e., “clawback” provisions):

•	awards of restricted stock (or units), performance-based restricted stock (or units) and performance units granted in the last two years of employment;

•	all cash bonuses paid during the last 12 months of employment for awards made prior to 2010, and 18 months for awards made in or after 2010;

•	outstanding, vested but not exercised, stock options; and

•	any gain (without regard to tax effects) realized from the exercise of an option subject to the forfeiture and reimbursement provisions.

The forfeiture and reimbursement provisions also relate to violations of certain restrictions on competitive activities following employment termination. The annual incentive compensation and long-term incentive compensation awards (including awards of restricted stock (or units) and PBRS (or units)) also provide Viad with the right to stop the executive, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination. Viad also may seek monetary damages for such activities.

The “Compensation Discussion and Analysis” section of this proxy statement describes additional forfeiture and reimbursement provisions under the annual incentive and long-term compensation plans and programs for an executive’s misconduct or disparagement of Viad.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2011, with respect to shares of Viad’s common stock that may be issued under existing equity compensation plans. The category “Equity Compensation Plans Approved by Security Holders” in the table below consists of the 2007 Viad Corp Omnibus Incentive Plan, which was approved by Viad’s shareholders at the 2007 Annual Meeting of Shareholders on May 15, 2007 and will be submitted for re-approval at the 2012 Annual Meeting of Shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price ($) of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))[1] (c)
Equity compensation plans approved by security holders
2007 Viad Corp Omnibus Incentive Plan (“2007 Plan”)	292,456	26.14	1,023,839
1997 Viad Corp Omnibus Incentive Plan (“1997 Plan”)	297,634	20.56	- -
Equity compensation plans not approved by security holders	- -	- -	- -

Total	590,090	23.32	1,023,839

[1]

The 2007 Plan, with a 10-year life, provides for the following types of awards to officers, directors and certain other employees: (a) incentive and non-qualified stock options; (b) restricted stock (and units); (c) performance units or performance shares; (d) stock appreciation rights; (e) cash-based awards; and (f) certain other stock-based awards. The number of shares of common stock available for grant under the 2007 Plan is limited to 1,700,000 shares plus shares awarded under the 1997 Plan, approved by shareholders, that subsequently cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent the shares are exercised for, or settled in, vested and non-forfeited shares) up to an aggregate maximum of 1,500,000 shares.

AUDIT COMMITTEE REPORT

The Committee

The Audit Committee of the Board is comprised solely of independent directors and was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditors’ qualifications and independence, (3) the performance of Viad’s internal audit function and the independent auditors and (4) the compliance by Viad with legal and regulatory requirements, including oversight of Viad’s Always Honestsm compliance and ethics program.

Meetings and Responsibilities

The Committee met 11 times in 2011. Committee members are also available to consult with management and the independent auditors throughout the year. The Committee regularly meets in general and private sessions with management of Viad and with Viad’s internal auditors and the independent auditors. The Committee receives and discusses their reports and encourages open and detailed discussion of all matters related to responsibilities of the Committee.

Financial Statements Recommendation

The Audit Committee recommended that the audited financial statements of Viad for 2011 be included in Viad’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2012. A copy of that report is included with your proxy materials. In connection with its recommendation, the Committee did the following:

•	Reviewed and discussed the audited financial statements of Viad with management;

•

Discussed with the independent auditors of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 114. That statement requires that the independent auditors communicate to the Committee matters related to the conduct of the audit such as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded; and

•

Received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of the independent auditors, and discussed with the independent auditors the independent auditors’ independence.

It is not the duty of the Committee to plan or conduct audits or to determine that Viad’s financial statements are complete or accurate and in accordance with generally accepted accounting principles. Those are the responsibilities of management and Viad’s independent auditors. In giving its recommendation to the Board of Directors that the audited financial statements of Viad for 2011 be included in Viad’s Annual Report on Form 10-K, the Committee relied on management’s representations and the report of Viad’s independent auditors with respect to the financial statements. A report of Viad’s management concerning management’s responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad’s independent auditors, are included in Viad’s Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of Viad.

Disclosure Controls and Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte & Touche LLP is responsible for expressing an opinion on the effectiveness of Viad’s internal control over financial reporting.

During 2011 and through the filing of Viad’s 2011 Annual Report on Form 10-K, management completed the documentation, testing and evaluation of Viad’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept informed of the progress of the evaluation during the process. The Committee received periodic updates provided by management and Deloitte & Touche LLP at Committee meetings. The Committee has discussed with Deloitte & Touche LLP the matters required under Auditing Standard No. 5 (“An Audit of Internal Control Over Financial Reporting That is Integrated With An Audit of Financial Statements”) of the Public Company Accounting Oversight Board. That standard requires Viad’s independent auditors to report on their audit of Viad’s internal control over financial reporting performed in conjunction with their audit of Viad’s consolidated financial statements. At the conclusion of the process, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of Viad’s internal control over financial reporting. The Committee also reviewed the report of Deloitte & Touche LLP relating to its audit of the effectiveness of Viad’s internal control over financial reporting.

AUDIT COMMITTEE

Albert M. Teplin, Chairman

Wayne G. Allcott

Richard H. Dozer

Jess Hay

Robert E. Munzenrider

PROPOSAL 2:

RATIFICATION OF VIAD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accountants for 2012, and the Board of Directors ratified the appointment. The following resolution concerning the appointment of Deloitte & Touche LLP as Viad’s independent auditors will be offered at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors of Viad Corp (the “Corporation”) to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2012 is hereby ratified.

Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. Although the listing standards of the NYSE and the charter of the Audit Committee require Viad’s independent registered public accountants to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of the independent registered public accountants to be an important matter of shareholder concern and is submitting appointment of Deloitte & Touche LLP for ratification by shareholders as a matter of good corporate practice. No determination has been made as to what action the Audit Committee and the Board would take if the shareholders do not approve the appointment.

Viad anticipates that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions and be afforded the opportunity to make a statement.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants for 2012.

Fees and Services of Independent Registered Public Accountants

The following is a summary of the aggregate fees billed to Viad by its independent registered public accountants, Deloitte & Touche LLP for professional services provided for the fiscal years ended December 31, 2010 and 2011.

Fee Category	2010 Fees ($)	2011 Fees ($)
Audit Fees[1]	1,705,500	1,788,000
Audit-Related Fees[2]	204,400	216,100
Tax Fees[3]	302,400	208,100
All Other Fees[4]	- -	- -

Total Fees	2,212,300	2,212,200

[1]

Audit Fees. Consists of fees billed for professional services provided for the audits of Viad’s financial statements for the fiscal years ended December 31, 2010 and 2011, and for review of the financial statements included in Viad’s quarterly reports on Form 10-Q for those fiscal years. Fees in 2010 and 2011 also were incurred in connection with the audit of Viad’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit-Related Fees. Consists of fees billed for services provided to Viad for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance and consultation and ad hoc fees for consultation on financial accounting and reporting standards.

[3]	Tax Fees. Consists of fees billed for services provided to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.

[4]

All Other Fees. Consists of fees billed for all other services provided to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations. No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2010 and 2011.

None of the above-described professional services were approved by the Audit Committee in reliance on the de minimus exception to the pre-approval requirements under federal securities laws and regulations.

The Audit Committee’s written policy is to pre-approve all audit and permissible non-audit services provided by Viad’s independent registered public accountants, which is Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Any service incorporated within the engagement letter of the independent registered public accountants, which is approved by the Audit Committee, is deemed pre-approved. Any service identified as to type and estimated fee in the written annual service plan of the independent registered public accountants, which is approved by the Audit Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

During the year, the independent registered public accountants also provide additional accounting research and consultation services required by, and incident to, the audit of Viad’s financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount provided in the annual service plan which is approved by the Audit Committee. The Audit Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Audit Committee may give such pre-approval in writing on behalf of the Audit Committee. The Chairman reviews his pre-approvals with the full Audit Committee not later than at the committee’s next meeting.

The Audit Committee’s approval of proposed services and fees are noted in the meeting minutes of the Audit Committee and/or by signature on behalf of the Audit Committee on the engagement letter. The independent registered public accountants are periodically requested to summarize the services and fees paid to date, and management is required to report whether the services and fees have been pre-approved in accordance with the required pre-approval process of the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

PROPOSAL 3:

ADVISORY VOTE ON COMPENSATION OF VIAD’S NAMED EXECUTIVE OFFICERS

The following proposal provides Viad’s shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of Viad’s named executive officers, as disclosed in this proxy statement. In considering your vote, you may wish to review with care the “Compensation Discussion and Analysis” section beginning on page 12 which provides details as to Viad’s compensation policies, procedures and decisions regarding the named executive officers, as well as the Summary Compensation Table and other related compensation tables, notes and narrative disclosures under the “Executive Compensation” section of this proxy statement. This vote is not intended to address any specific element of Viad’s executive compensation program, but rather the overall compensation program for Viad’s named executive officers.

The Human Resources Committee, which is comprised of independent directors, and the full Board believe that the executive compensation policies, procedures and decisions made with respect to Viad’s named executive officers are competitive, are based on Viad’s pay-for-performance philosophy and are focused on achieving Viad’s goals and enhancing shareholder value. In addition, the Human Resources Committee believes the executive compensation program for the named executive officers in 2011 was a significant factor contributing to Viad’s improved profitability and operating efficiencies during the year.

Accordingly, for the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the Board asks Viad’s shareholders to vote “FOR” the adoption of the following resolution to be presented at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Viad Corp (the “Corporation”) approve, on an advisory basis, the overall compensation of the Corporation’s named executive officers disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables, notes and narrative discussion in the Proxy Statement for the Corporation’s 2012 Annual Meeting of Shareholders.

Although this advisory vote is not binding upon the Board or Viad, the Board and the Human Resources Committee will review and consider the voting results when making future decisions regarding executive compensation to the extent they can determine the cause of any significant negative voting.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution on the compensation of Viad’s named executive officers, as disclosed in this proxy statement.

PROPOSAL 4: APPROVAL OF MATERIAL TERMS OF THE

PERFORMANCE GOALS OF THE 2007 VIAD CORP OMNIBUS PLAN

Introduction

Our Board is seeking shareholder reapproval of the material terms of the performance goals under the 2007 Viad Corp Omnibus Incentive Plan (which we refer to in this section of the proxy statement as the “2007 Plan”). The 2007 Plan was approved by shareholders at the annual meeting held on May 15, 2007. The Board is not amending or altering the terms of the 2007 Plan, nor is it seeking shareholder approval to amend or alter the 2007 Plan.

Reason for this Proposal

Reapproval of the material terms of the performance goals set forth in the 2007 Plan will allow future awards under the 2007 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. To qualify as performance-based compensation under Section 162(m), the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to shareholders and approved by a majority shareholder vote.

Section 162(m) and related regulations further require that if the committee of a board of directors approving executive compensation has authority to vary the performance goals, the material terms of the performance goals must again be disclosed and reapproved by shareholders at least every five years. Because the Human Resources Committee has authority to vary the targets for achievement of the performance goals and shareholders last approved the performance goals in 2007, the Board is asking shareholders at the 2012 Annual Meeting of Shareholders to reapprove the material terms of the performance goals under the 2007 Plan. With such reapproval, certain performance-based compensation paid to the named executive officers in excess of $1 million will continue to qualify as performance-based compensation under Section 162(m) and, thus, will be tax-deductible.

For purposes of Section 162(m), the material terms of the performance goals requiring shareholder approval include the following:

•	the employees eligible to receive awards under the 2007 Plan;

•	the business criteria used as the basis for the performance goals; and

•	the limits on the maximum amount of compensation payable to any employee in a given time period.

If shareholder approval is not received, the 2007 Plan will remain effective, but Viad will potentially not be able to receive a tax deduction for compensation under the 2007 Plan that would have otherwise qualified as performance-based compensation under Section 162(m). In such circumstance, the Board may consider appropriate management incentive alternatives compliant with Section 162(m) to accomplish the purpose of the 2007 Plan. However, the Board does not intend to permit the provisions of Section 162(m) to erode the effectiveness of Viad’s overall system of compensation policies and practices.

The following is a summary of the 2007 Plan. This summary is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached as Appendix A to this proxy statement.

Summary of the 2007 Plan

Eligibility

The 2007 Plan provides that individuals eligible to participate in the 2007 Plan include all Viad directors and all employees of Viad, its affiliates and/or its subsidiaries. As of March 28, 2012, there were approximately 250 current or former employees and nine current or former non-employee directors participating in the 2007 Plan, and approximately 5,300 employees and nine non-employee directors eligible to participate in the 2007 Plan.

The 2007 Plan provides the Human Resources Committee with broad discretion to construe, interpret and administer the 2007 Plan, to select the individuals to be granted plan awards, to determine the types of awards and to establish the amounts and terms, conditions and duration of such awards.

Business Criteria for Performance Goals

The 2007 Plan provides that the performance goals, upon which the payment or vesting of an award that is intended to qualify for exemption from the deductibility limits of Section 162(m) (“Qualified Performance-Based Compensation” or “Qualified Performance-Based Award”) may be based, are limited to the following business criteria (“Performance Measures”):

•	Net earnings or net income (before or after taxes)

•	Earnings per share

•	Net sales or revenue growth

•	Net operating profit

•	Revenue

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment)

•	Earnings before or after taxes, interest, depreciation and/or amortization

•	Gross or operating margins

•	Productivity ratios

•	Share price (including, but not limited to, growth measures and total shareholder return)

•	Expense targets

•	Margins

•	Operating efficiency

•	Market share

•	Customer satisfaction

•	Unit volume

•	Working capital targets and change in working capital

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

•	Strategic plan development and implementation

The performance goals may relate to the individual participant, to the Company as a whole or to a subsidiary, division, department, region, function or business unit of the Company. Performance awards may be granted either alone or in addition to other grants made under the 2007 Plan. The Performance Measure may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or to external indices. The Human Resources Committee may provide with respect to Qualified Performance-Based Compensation that any evaluation of achievement of the Performance Measures may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

The Human Resources Committee is required under the 2007 Plan to set the business criteria to be used as the basis for the performance goals within the time period prescribed by Section 162(m) or related regulations.

Limits on Maximum Amount Payable to an Employee

The annual individual award limits of the 2007 Plan include the following:

•	Options: The maximum aggregate number of shares of Viad common stock subject to options granted in any one plan year to any one participant shall be 150,000;

•	Stock Appreciation Rights: The maximum number of shares of Viad common stock subject to stock appreciation rights granted in any one plan year to any one participant shall be 150,000;

•	Restricted Stock (or Units): The maximum aggregate grant with respect to awards of restricted stock (or units) in any one plan year to any one participant shall be 75,000;

•

Performance Units or Performance Shares: The maximum aggregate award of performance units or performance shares that any one participant may receive in any one plan year shall be 100,000 shares if such award is payable in shares of Viad common stock, or equal to the value of 100,000 shares of Viad common stock if such award is payable in cash or property other than shares of Viad common stock, determined as of the earlier of the vesting or the payout date, as applicable;

•	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $5.0 million; and

•	Other Stock-Based Awards: The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant shall be 75,000 shares.

The Human Resources Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2007 Plan, in its sole discretion shall substitute or adjust the number and kind of shares that may be issued under the 2007 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of Viad, combination of shares, exchange of shares, dividend in-kind or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of Viad or any similar corporate event or transaction.

Additional Key Terms of the 2007 Plan

The 2007 Plan provides in one plan for the grant of stock options (including incentive and nonqualified options), stock appreciation rights, restricted stock (or units), performance units or performance shares, cash-based awards and other stock-based awards. As briefly discussed above, the 2007 Plan includes features that permit the Human Resources Committee to grant employees such awards that will qualify as performance-based compensation for federal tax deductibility purposes under Section 162(m). Subject to the terms of the 2007 Plan, the Human Resources Committee has broad powers under the 2007 Plan to determine the persons who may receive grants and awards, the targets related to the performance goals and other terms and conditions of such awards.

Subject to those adjustments as provided in the 2007 Plan, the maximum number of shares of Viad common stock available for issuance to participants under the 2007 Plan was established at 1,700,000 shares, plus up to 1,500,000 shares subject to outstanding awards under the 1997 Viad Corp Omnibus Incentive Plan as of the effective date of the 2007 Plan, but only to the extent that such outstanding awards cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for, or settled in, vested and nonforfeitable shares) up to an aggregate maximum of 1,500,000 shares.

On March 28, 2012, [—] shares of Viad common stock were available for issuance under the 2007 Plan. The closing price of Viad common stock on March 28, 2012 was [$—] per share.

The 2007 Plan provides that no more than 1.7 million shares of Viad common stock are cumulatively available for the grant of stock options intended to be designated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) over the life of the 2007 Plan. No Incentive Stock Options can be granted under the 2007 Plan after the tenth anniversary of the 2007 Plan. The option price for grants of Incentive Stock Options, non-qualified stock options and related stock appreciation rights can be no less than fair market value.

The 2007 Plan also provides for the grant of performance-based awards that can be denominated and/or payable in shares of Viad common stock, cash or a combination of the two. The settlement of performance-based awards may be made subject to the attainment of performance goals and/or continued service in the case of restricted stock.

Restricted stock and other awards which are settled in shares of Viad common stock and vest on the basis of an employee’s continued employment (excluding options and stock appreciation rights) may not vest any sooner than annual pro-rata vesting over a three-year period, and such awards which vest upon the attainment of performance goals must provide for a performance period of at least 12 months.

Both performance-based awards and restricted stock awards under the 2007 Plan may be designated by the Human Resources Committee as Qualified Performance-Based Awards. Section 162(m) provides that companies may not deduct certain forms of compensation paid to their chief executive officer and three most highly compensated other executive officers (for purposes of determining these three officers, the chief financial officer is not considered) to the extent such compensation exceeds $1.0 million dollars in any one tax year, unless payments are made based upon the attainment of objective performance goals that are approved by shareholders. The 2007 Plan is designed to meet the requirements of Section 162(m) and provides the objective performance goals described above upon which the settlement of Qualified Performance-Based Awards may be conditioned. Once set, the performance goals for Qualified Performance-Based Awards cannot be changed, nor can the awards themselves be adjusted (except downward). The 2007 Plan also authorizes grants of cash-based awards and awards of performance units, performance shares and restricted stock (and units) with a performance requirement that is not intended to, or need not, qualify for the Section 162(m) exemption and to which such restrictions, including shareholder approved performance goals, do not apply.

Upon a “Change in Control,” as defined in the 2007 Plan, all stock options and stock appreciation rights become exercisable and vest, all restricted stock vests and becomes fully transferable, the performance period applicable to performance shares and performance units shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Also upon a “Change in Control,” the Human Resources Committee may, in its sole discretion, determine that any or all outstanding awards granted under the 2007 Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive, for each share of Viad common stock subject to such awards, a cash payment (or the delivery of shares of Viad common stock, other securities or a combination of cash, shares and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of Viad in respect of a share of Viad common stock in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of shares subject to such award; provided that if such product is zero or less, or to the extent that the award is not then exercisable, the awards may be canceled and terminated without payment therefor.

Future payments under the 2007 Plan are not ascertainable. The Summary Compensation Table and other executive compensation tables included in this proxy statement provide information regarding payments made to executive officers under the 2007 Plan.

The 2007 Plan has a term expiring May 14, 2017, unless earlier terminated by the Human Resources Committee or the Board. Except as provided below with respect to the written consent of the participant, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the 2007 Plan and any award agreement in whole or in part. Options or stock appreciation rights issued under the 2007 Plan, however, will not be repriced, replaced (with any other awards), or regranted without the prior approval of Viad’s shareholders and except in those instances to prevent dilution or enlargement as described above. Further, outstanding underwater options or stock appreciation rights under the 2007 Plan will not be purchased by Viad for cash without the prior approval of Viad’s shareholders and except in those instances to prevent dilution or enlargement as described above. No material amendment of the 2007 Plan can be made without shareholder approval, if shareholder approval is required by law, regulation or stock exchange rule.

The Human Resources Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described above) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on participants under the 2007 Plan.

No termination, amendment, suspension or modification of the 2007 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2007 Plan without the written consent of the participant holding such award other than as may be required in order to comply with applicable laws or regulations.

The Human Resources Committee administers the 2007 Plan and has authority to:

•	select employees to be granted awards;

•	determine the types of awards and the numbers of shares to be covered by such awards;

•	establish the terms, conditions and provisions of such awards;

•	interpret the 2007 Plan;

•	establish, amend and repeal administrative rules and regulations relating to the 2007 Plan; and

•	otherwise supervise the overall administration of the 2007 Plan.

Federal Income Tax Consequences

Nonqualified Stock Options:    Nonqualified stock options granted under the 2007 Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income. The amount considered by the Internal Revenue Code as “income” upon the exercise of the nonqualified stock option is also subject to income tax withholding, Social Security tax (subject to the Social Security wage base) and Medicare tax and must be reported on a Form W-2.

Incentive Stock Options:    An employee will generally not recognize ordinary income on receipt or exercise of an Incentive Stock Option so long as he or she has been an employee of Viad or its subsidiaries from the date the Incentive Stock Option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of Viad common stock received on exercise of the Incentive Stock Option for one year after the date of exercise (and for two years from the date of grant of the Incentive Stock Option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an Incentive Stock Option and satisfies these holding period requirements, Viad may not deduct any amount in connection with the Incentive Stock Option.

If an employee exercises an Incentive Stock Option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, Viad will be entitled to deduct as a business expense an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition. No income tax withholding is required with respect to the exercise or disposition of an Incentive Stock Option. Social Security and Medicare taxes do not apply upon the exercise or disposition of an Incentive Stock Option. Information reporting on Form 3921 is required under Section 6039 of the Internal Revenue Code.

Stock Appreciation Rights:    To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a stock appreciation right is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments made in common stock are normally includable in the employee’s gross income for regular income tax purposes. Viad will be entitled to deduct the same amount as a business expense in the same year. Both the amount and corresponding deduction are to equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock:    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to a substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the shares over the amount, if any, the employee pays for the shares. The employee may, however, make an election to include the value of the shares of Viad common stock in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares of Viad common stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

Restricted Stock Units:    Generally, an employee will not recognize ordinary income until shares, cash or other property become payable under the restricted stock unit, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Performance Units/Performance Shares:    Participants under the 2007 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or shares of Viad common stock, and Viad generally may deduct as a business expense a corresponding amount. Any subsequent appreciation on the shares of Viad common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards:    Any cash payments or the fair market value of any shares of Viad common stock or other property an employee receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

The general rules for Viad’s deductions described above are subject to the limitations of Section 162(m). Shareholder reapproval of the material terms of the performance goals of the 2007 Plan will enable the Human Resources Committee to design awards that are deductible to the fullest extent permitted by current tax law. The Human Resources Committee does reserve the right to make awards that may not be deductible under Section 162(m).

Additional limitations on deductibility may apply in the event of a Change in Control. Thus, it is possible that Viad may not be able to take the deductions described above with respect to all awards under the 2007 Plan.

Under certain circumstances, Section 409A of the Internal Revenue Code relating to deferred compensation may impose an additional tax on holders of incentive awards. Viad endeavors to design all awards under the 2007 Plan to avoid any such imposition of tax on 2007 Plan participants.

The foregoing discussion is not a complete description of the federal income tax aspects of awards under the 2007 Plan and is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2007 Plan. The tax laws are highly technical and subject to change at any time. This summary does not discuss the income tax consequences under the laws of a municipality, state or foreign country in which a participant may reside.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” this proposal to reapprove the material terms of the performance goals as described above. If approved by shareholders, this proposal will enable Viad to make awards designed to continue to provide tax deductions, under current tax law, for Viad during a five-year period ending with the date of the annual meeting of the shareholders in 2017.

PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED RIGHTS AGREEMENT

Introduction

Our Board is requesting that shareholders vote in favor of approving the Amended and Restated Rights Agreement entered into between Viad and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.), as Rights Agent, on February 28, 2012 (the “Rights Agreement”). The Rights Agreement amends and restates in its entirety the rights agreement that Viad entered into with the Rights Agent on February 28, 2002 (the “Original Agreement”).

While none of our Company’s Restated Certificate of Incorporation or Bylaws, or applicable law, require shareholder approval of a rights agreement or any similar arrangement, our Board has determined to seek shareholder approval of the Rights Agreement as a matter of good corporate governance. If shareholders do not approve the Rights Agreement by February 28, 2013, it will terminate on that date; otherwise, it will terminate on February 28, 2015, unless the Rights are earlier redeemed or exchanged as described below.

In the event that shareholders do not approve the Rights Agreement, our Board, in the exercise of its fiduciary duties, may in the future nevertheless determine to adopt another shareholder rights plan.

Background

On February 21, 2002, our Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $1.50 per share, of Viad (the “Common Shares”), subject to the terms and conditions of the Original Agreement. The dividend was payable at the close of business on February 28, 2002 to the shareholders of record on that date. On July 1, 2004, Viad effected a one-for-four reverse stock split of the Common Shares. In connection with the reverse stock split, the number of Preferred Shares (as defined below) purchasable upon the exercise of each Right was increased from one one-hundredth of a Preferred Share to one twenty-fifth of a Preferred Share and the number of outstanding Rights was decreased by a factor of four such that each Common Share outstanding immediately after the reverse stock split continued to have only one Right attached to it.

By its terms, the Original Agreement would have expired on February 28, 2012. As this date approached, our Board considered various factors in evaluating whether to extend the expiration of the Original Agreement and the terms on which an extension would be made, including whether to amend various provisions of the Original Agreement. Balancing these factors, including the fact that 19.56% of Viad’s shares are held by one shareholder and its affiliates (based on the Schedule 13G/A filed on February 8, 2012, by Marathon Asset Management LLP with the SEC), our Board, by a unanimous vote, decided to extend the expiration of the Rights and to amend certain provisions of the Original Agreement. Therefore, our Board entered into the Rights Agreement and directed that it be submitted to shareholders for their approval at this year’s annual meeting.

Prior to adopting the Rights Agreement, we sought to negotiate a standstill agreement with the 19.56% shareholder and its affiliates, which would have been terminable upon 10 business days notice from such shareholder, and which would have restricted the shareholder and its affiliates from acquiring beneficial ownership of more than 20% of Viad’s outstanding common stock, or from disposing of more than 5% of Viad’s common stock in any ten business day period without giving Viad advance notice of such intended disposition. After consideration, the standstill agreement was not accepted by the 19.56% shareholder. The 19.56% shareholder has been a long-term holder of our common stock, with beneficial ownership exceeding 10% first being reported in 2005 (based on the Schedule 13G filing made on April 11, 2005 by Marathon Asset Management LLP with the SEC).

As described more fully below, the Rights Agreement also amended the Original Agreement to: (1) include a provision that if Viad receives a “qualifying offer,” under certain circumstances, Viad’s shareholders may direct the Board to call a special meeting for shareholders to vote on whether to exempt the “qualifying offer” from the terms of the Rights Agreement; (2) revise the definition of beneficial ownership under the Rights Agreement to include certain derivative instruments; (3) update certain provisions to take into account the Company’s July 1, 2004 one-for-four reverse stock split; (4) require a committee of independent directors to periodically assess whether maintaining the Rights Agreement remains in the best interests of the Company and its shareholders, with such review occurring at least one time prior to the second-year anniversary of the Rights Agreement and each successive two-year anniversary thereafter; and (5) update the language of certain provisions to be consistent with current practice.

Purpose of the Rights Agreement

The Rights Agreement is designed to assist our Board to enable all of our shareholders to realize the long-term value of their investment in Viad, to ensure that all shareholders receive fair and equal treatment in the event of any proposed takeover of Viad and to protect Viad and its shareholders from abusive takeover tactics.

The Rights Agreement was not adopted in response to any specific takeover proposal, but in response to the general takeover environment as well as to the fact that 19.56% of Viad’s shares are held by one shareholder and its affiliates. The Rights Agreement will not prevent a takeover but is designed to encourage anyone seeking to acquire control of the Company to negotiate with our Board and to provide our Board with more time to fully consider an unsolicited takeover bid, and, if appropriate, to explore other alternatives that maximize shareholder value.

The Rights Agreement contains a number of “shareholder friendly” provisions that have been tailored to meet the standards of sound corporate governance, as determined by many institutional investors, and to meet the published requirements of the most recent U.S. proxy voting guidelines issued by Institutional Shareholder Services, a proxy advisory firm for many institutional investors. Specifically, the Rights Agreement includes: (1) 20% “flip in” and 50% “flip over” thresholds, as described below; (2) a three-year term, subject to binding shareholder approval, as described above; (3) no features that would limit the ability of a future Board of Directors of Viad to redeem the rights or otherwise make the Rights Agreement inapplicable to a particular transaction prior to a person or group becoming an “Acquiring Person”; and (4) a “qualifying offer” provision, as described below. In addition, the Rights Agreement calls for periodic reviews by a committee of independent directors for the purpose of recommending to the full Board whether the Rights Agreement should be eliminated or modified. This review must occur at least one time prior to the second-year anniversary of the Rights Agreement and each successive two-year anniversary thereafter.

Our Board intends to use the Rights Agreement only in accordance with its fiduciary duties and in the best interest of all of its shareholders. It is important to note that nine of Viad’s 10 directors are independent within the meaning of the NYSE listing standards, applicable SEC regulations and Viad’s Corporate Governance Guidelines. As described in the above “Proposal 1: Election of Directors” section of this proxy statement, Viad’s Bylaws provide that directors in uncontested elections must be elected by a majority of votes cast.

Our Board believes that the Rights Agreement is in the best interests of Viad and its shareholders for various reasons, in addition to those noted above, including:

•

Does Not Prevent Unsolicited Offers.    The Rights Agreement does not prevent parties from making an unsolicited offer for Viad at a fair price. It does, however, give our Board the ability to defend against hostile takeovers in which the acquiror fails to offer some or all shareholders a price that the Board considers to be fair.

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Encourages Would-Be Acquirors to Negotiate with Our Board.    The Rights Agreement encourages would-be acquirors to negotiate with our Board, as the representative of all shareholders, in order to redeem the rights for nominal consideration. By encouraging such negotiations, the Rights Agreement gives the Board the opportunity to (i) determine whether any proposed transaction is in the best interests of all of our shareholders; (ii) attempt to negotiate better terms for any such transaction; (iii) achieve a fair price for Viad’s shareholders; (iv) reject any transaction that the Board determines to be inadequate; and (v) consider alternative transactions and opportunities.

•

Control of a Sale Process.    The Rights Agreement would also enable the Board to better manage and control a sale process to the extent the Board may decide to consider strategic alternatives or to sell our Company.

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Prevents Creeping Acquisitions.    Although our Company is subject to Delaware’s business combination statute (which limits the ability of shareholders who exceed 15% ownership from engaging in certain business combinations with our Company for a period of three years), this statute does not prevent the actual accumulation of shares through “creeping acquisitions” on the open market and the attendant implications of having a meaningful block of shares in the hands of an acquiror. As noted above, one of Viad’s shareholders, together with its affiliates, currently owns 19.56% of Viad’s common stock.

The Rights Agreement will also operate in tandem with other provisions of the Company’s Restated Certificate of Incorporation and the Bylaws affecting the Company that may have an anti-takeover effect. These provisions, summarized below, address different means by which an acquiror might seek to obtain control of a corporation or influence its decisions. Our Board believes that these provisions are complementary to the effects of the Rights Agreement but, like Delaware’s business combination statute discussed above, would not prevent the actual accumulation of shares by an acquiror through “creeping acquisitions” on the open market and the related implications of such an acquiror having a meaningful block of shares in its hands. The potential anti-takeover effects of the provisions include delaying or preventing a change of control, discouraging bids at a premium over the market price of the common stock and/or adversely affecting the market price of the common stock and the voting or other rights of the Company’s shareholders. The provisions also establish staggered three-year terms for directors; permit removal of directors only for cause and only by the vote of 80% of the outstanding voting shares; authorize blank check preferred stock, which could be issued in a discriminatory fashion to a friendly third party or with dilutive effect or terms that are not desired by an acquiror; prevent shareholders from calling special meetings or acting without a meeting by written consent; and permit shareholder amendments to the Bylaws and certain provisions of the Restated Certificate of Incorporation only by the vote of 80% of the outstanding voting shares. There are no current plans to adopt any further provisions with an anti-takeover effect.

Summary of the Rights Agreement

The following summary is a general description of the Rights Agreement. This summary does not purport to be a complete description of all provisions of the Rights Agreement and is qualified in its entirety by reference to the full text of the Rights Agreement included as Appendix B to this proxy statement.

The Rights.    The Rights are evidenced only by certificates that represent Common Shares. New Rights will accompany any new Common Shares issued by Viad until the Distribution Date described below.

Exercise Price.     Each Right will allow its holder to purchase from Viad one twenty-fifth of a share of Viad’s Series A Junior Participating Preferred Stock (a “Preferred Share”) for $100 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend and liquidation rights as would one Common Share. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability.     The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of the outstanding Common Shares. Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of the underlying Common Shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended – are treated as beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative position, to the extent actual Common Shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book-entry credits or by Rights certificates that Viad will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

The Board may reduce the threshold at which a person or group becomes an Acquiring Person from 20% to not less than 10% of the outstanding Common Shares.

Consequences of a Person or Group Becoming an Acquiring Person.

Flip In.     If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $100, purchase Common Shares with a market value of $200, based on the market price of the Common Shares prior to such acquisition.

Flip Over.     If Viad is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200, based on the market price of the acquiring corporation’s stock prior to such transaction.

Notional Shares.     Shares held by affiliates and associates of an Acquiring Person, and notional Common Shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $0.25, but will be entitled to an aggregate dividend of 25 times the dividend declared per one Common Share;

•	will entitle its holder upon liquidation to receive $25, but will be entitled to an aggregate payment of 25 times the payment made per one Common Share;

•	will have 25 votes, voting together with the Common Shares; and

•	if Common Shares are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a payment equal to 25 times the payment made on one Common Share.

The value of the one twenty-fifth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Expiration.    If shareholders do not approve the Rights Agreement by February 28, 2013, it will terminate on that date; otherwise, it will terminate on February 28, 2015, unless the Rights are earlier redeemed or exchanged as described below. In the event that shareholders do not approve the Rights Agreement, the Board, in the exercise of its fiduciary duties, may in the future nevertheless determine to adopt another rights plan. The Rights Agreement also includes a provision requiring a committee of independent directors to periodically assess whether maintaining the Rights Agreement remains in the best interests of Viad and its shareholders, and to make a recommendation based on such review to the full Board. This periodic assessment must occur at least one time prior to the second-year anniversary of the Rights Agreement and each successive two-year anniversary thereafter.

Redemption.    The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right.

Exchange.    After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of Viad, the Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Qualifying Offer Provision.    If Viad receives a “qualifying offer” (that has not been terminated and continues to be a qualifying offer for the period hereinafter described) and the Board has not redeemed the outstanding Rights, exempted such qualifying offer from the terms of the Rights Agreement or called a special meeting for shareholders to vote on whether to exempt the qualifying offer from the terms of the Rights Agreement within 90 business days following the commencement of such offer, and if, 90 to 120 business days following commencement, Viad receives notice from holders of at least 10% of Viad’s outstanding Common Shares (excluding shares beneficially owned by the offeror and its affiliates and associates)

requesting a special meeting of Viad’s shareholders to vote on a resolution to exempt the qualifying offer, then the Board must call and hold such a special meeting by the 90th business day following receipt of the shareholder notice (the “Outside Meeting Date”).

If prior to holding a vote on the qualifying offer, Viad enters into an agreement conditioned on the approval by holders of a majority of Viad’s outstanding Common Shares with respect to a share exchange, merger, consolidation, recapitalization, reorganization, business combination or a similar transaction involving Viad or the direct or indirect acquisition of more than 50% of Viad’s consolidated total assets or earning power, the Outside Meeting Date may be extended so that shareholders vote on whether to exempt the qualifying offer at the same time as they vote on such agreement.

If the Board does not hold a special meeting by the Outside Meeting Date to vote on the exemption of the qualifying offer, the qualifying offer will be deemed exempt from the Rights Agreement 10 business days after the Outside Meeting Date. If the Board does hold a special meeting and shareholders vote at such meeting in favor of exempting the qualifying offer, the qualifying offer will be deemed exempt from the Rights Agreement 10 business days after the votes are certified as official by the inspector of elections.

A “qualifying offer,” in summary terms, is an offer determined by the Board to have the following characteristics:

•

a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of Viad’s outstanding Common Shares at the same per share consideration;

•	an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended;

•

an offer that, within 20 business days after commencement (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the holders of the Common Shares is either inadequate or unfair;

•

an offer whose per share offer price and consideration represent a reasonable premium over the highest reported market price of the Common Shares in the immediately preceding 24 months prior to the date on which the qualifying offer is commenced; provided that to the extent that an offer includes common stock of the offeror, such per share offer price with respect to such common stock of the offeror will be determined for purposes of the foregoing provision using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the date on which the qualifying offer is commenced;

•

an offer pursuant to which Viad has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 business days and, if a special meeting is duly requested, for at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the special meeting request (subject to extension in certain circumstances), for at least 10 business days following such period;

•

an offer that is conditioned on a minimum of at least two-thirds of the outstanding Common Shares not held by the offeror (and its affiliates and associates) being tendered and not withdrawn as of the offer’s expiration date;

•

an offer that is subject only to the minimum tender condition described above and other customary terms and conditions, which conditions shall not include any due diligence, financing, funding or similar conditions;

•

an offer pursuant to which, subject to certain exceptions, Viad has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above, the offer, if it is otherwise to expire prior thereto, will be extended for at least 20 business days after any increase in the consideration being offered or after any bona fide alternative offer is commenced;

•

an offer pursuant to which Viad has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all of the Common Shares not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

•

an offer pursuant to which Viad and its shareholders have received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering shareholder;

•

an offer (other than an offer consisting solely of cash consideration) pursuant to which Viad has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief

Executive Officer and Chief Financial Officer, acting in such capacities, that (a) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (b) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open and (c) all reports required under the Securities Exchange Act of 1934, as amended, will be filed by the offeror in a timely manner during such period; and

•

if the offer includes the offeror’s common stock as all or part of the offered consideration, (a) the non-cash portion of the consideration offered must consist solely of common stock of the offeror, which must be a publicly-owned U.S. corporation, (b) such common stock must be freely tradable and listed or admitted to trading on either the NYSE or Nasdaq, (c) no shareholder approval of the issuer of such common stock may be required to issue such common stock, or, if such approval may be required, such approval must have already been obtained and (d) there must be no beneficial owner of 20% or more of the offeror’s common stock outstanding at the time of commencement or at any time during the term of the offer.

Anti-Dilution Provisions.    The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments.    The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, the Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the outstanding common stock of Viad. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” this proposal to approve the Amended and Restated Rights Agreement.

VOTING PROCEDURES AND REVOKING YOUR PROXY

Voting Procedures

In order to be elected as a director in an uncontested election, the number of shares voted “for” a director nominee from the shares present and voting in person or by proxy must exceed the number of votes cast “against” the director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, director nominees must receive a plurality of the shares present and voting in person or by proxy in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or the Bylaws. You may not cumulate votes.

Shareholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who are entitled to vote on the subject matter and who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on Proposal 2 (ratifying the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants), but not on Proposals 1, 3, 4 or 5. Under the rules of the NYSE, the only agenda item to be acted upon at our 2012 Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is Proposal 2. Therefore, if a beneficial holder of Viad common stock does not give the broker or nominee specific voting instructions on items Proposals 1, 3, 4 and 5, the holder’s shares will not be voted on those proposals and a broker non-vote will occur. The affirmative vote of holders of the majority of all votes cast by holders of Viad’s outstanding stock entitled to vote is required to approve each of the proposals. Abstentions and broker non-votes will not be included in the vote totals and, as such, will have no effect on the outcome of the proposals.

Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless you vote otherwise, all shares represented by your returned signed proxy will be voted as noted on page 1 of this proxy statement. If you are a participant in a 401(k) plan of Viad or one of its subsidiaries, your proxy will serve as a voting instruction to the respective trustee. In a 401(k) plan, if no voting instructions are received from a participant, the trustees will vote those shares in accordance with the majority of shares voted in such plans for which instructions were received or in the discretion of such trustees as their fiduciary duty may require.

Viad has adopted a procedure approved by the SEC called “householding” in order to reduce printing and mailing costs. Shareholders of record who have the same address and last name will receive only one copy of this proxy statement and the Annual Report, unless one or more of these shareholders notifies Viad that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you do not wish to participate in householding and prefer to receive a separate copy of this proxy statement and the Annual Report, if you prefer to receive separate copies of these documents in the future or if you are currently receiving separate copies of these documents and would like to request delivery of a single copy of the documents in the future, please contact Viad’s transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 (telephone number: 1-800-453-2235). Viad will promptly deliver a separate copy of this proxy statement and the Annual Report upon receiving your request. Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Revoking Your Proxy

Proxies may be revoked if you:

•	Deliver a signed, written revocation letter, dated later than the proxy, to Deborah J. DePaoli, General Counsel and Secretary, at our Phoenix address listed on page 1 above;

•	Deliver a signed proxy, dated later than the first one, to Viad Corp, c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, Minnesota 55164-0873; or

•	Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.

Solicitation of Proxies

The cost of solicitation will be borne by Viad. Solicitation of proxies will be made primarily through the use of the mails, but directors, officers and regular employees of Viad may solicit proxies personally, by telephone or otherwise, and no additional compensation will be paid to such individuals. In addition, Viad has retained MacKenzie Partners, Inc., a third-party solicitation firm, to solicit proxies on Viad’s behalf and Viad will pay all fees and reasonable out-of-pocket expenses associated with retaining this firm, which is estimated to be up to approximately $30,000. Viad will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

From time to time, shareholders submit proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Shareholders. To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements. Viad must receive proposals and nominations for the 2013 Annual Meeting of Shareholders no later than December [—], 2012, for possible inclusion in the proxy statement, or on or between January 15, 2013 and February 14, 2013, for possible consideration at the meeting, which is expected to be held on Tuesday, May 14, 2013. Proposals, director nominations or related questions should be directed in writing to the undersigned at the address listed on page 1 above.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A copy of the Annual Report filed is enclosed herewith and is available on Viad’s website at www.viad.com by clicking onto the link “2012 Annual Meeting–Proxy Materials.” You may also obtain Viad’s other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

DEBORAH J. DEPAOLI

General Counsel and Secretary

APPENDIX A

2007 VIAD CORP OMNIBUS INCENTIVE PLAN

Article 1. Establishment, Purpose, and Duration

1.1 Establishment.    Viad Corp, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2007 Viad Corp Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of This Plan.    The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of This Plan.    Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

1.4 Prior Plan.    No further grants shall be made under the Prior Plan from the time of the Effective Date of this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events:

(a)

An acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

Exchange Act) of twenty percent (20%) or more of either: (i) the then outstanding Shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however the following: (A) any acquisition directly from the Company or any entity controlled by the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or any entity controlled by the Company, (B) any acquisition by the Company, or any entity controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.8(c); or

(b)	A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.8(b) that any individual, who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)	Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction (the “Prior Shareholders”) beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company or any entity controlled by the Company, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding Shares of common stock of the Company or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of Directors except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the Company resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Company pursuant to a spin-off, split-up, or similar transaction (a “Spin-Off”) if, immediately following the Spin-Off, the prior shareholders beneficially own, directly or indirectly, more than eighty percent (80%) of the outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities; provided, that if another Corporate Transaction involving the Company occurs in connection with or following a Spin-Off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred; or

(d)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. If at any time there is no such Human Resources Committee to administer the Plan, or the Human Resources Committee shall fail to be composed of at least two Non-employee Directors, each of whom is an “outside director” under Section 162(m)(4) of the Code, the Plan will be administered by a committee selected by the Board and composed of not less than two (2) individuals, each of whom is such a Non-employee Director and such an “outside director.” The members of the Committee shall be appointed from time to time by and shall serve at the discretion of, the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Viad Corp, a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) when twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.18	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22	“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Non-employee Director” means a Director who is not an Employee.

2.24	“Non-employee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37	“Plan” means the 2007 Viad Corp Omnibus Incentive Plan.

2.38	“Plan Year” means the calendar year.

2.39	“Prior Plan” means the 1997 Viad Corp Omnibus Incentive Plan.

2.40	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.41	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.42	“Share” means a share of common stock of the Company, par value one dollar and fifty cents ($1.50) per share.

2.43	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.44	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1 General.    The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award amounts, terms, and conditions, including the terms and conditions set forth in Award Agreements, determining whether, to what extent, and under what circumstances Awards may be settled, exercised, cancelled, forfeited, or suspended, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. Further, the Committee shall further have the authority to make any other determination and take any other action that the Committee deems necessary and desirable for the administration of the Plan.

3.3 Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however: (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(i)	One million seven hundred thousand (1,700,000) Shares, plus

(ii)	Shares subject to outstanding awards under the Prior Plan as of the Effective Date, but only to the extent that such outstanding awards cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for, or settled in, vested and nonforfeitable Shares) up to an aggregate maximum of one million five hundred thousand (1,500,000) Shares.

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million seven hundred thousand (1,700,000) Shares.

(c)	Any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro-rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.

4.2 Share Usage.    Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), such tendered Shares shall again be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available.

4.3 Annual Award Limits.    Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be seventy-five thousand (75,000).

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be one hundred thousand (100,000) Shares if such Award is payable in Shares, or equal to the value of one hundred thousand (100,000) Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed five million dollars ($5,000,000).

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be seventy-five thousand (75,000).

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility.    Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation.    Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted, and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options.    Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4 Term of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5 Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements and/or restrictions under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment.    Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.    Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.    The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2007 Viad Corp Omnibus Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Viad Corp, Viad Tower, Phoenix, Arizona.”

8.5 Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares.    Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards.    Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment.    The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1 Transferability.    Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action.    The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8 registration statement under the Securities Act of 1933, as amended from time to time).

Article 12. Performance Measures

12.1 Performance Measures.    The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Revenue;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets;

(m)	Margins;

(n)	Operating efficiency;

(o)	Market share;

(p)	Customer satisfaction;

(q)	Unit volume;

(r)	Working capital targets and change in working capital;

(s)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(t)	Strategic plan development and implementation.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance.    The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.

12.4 Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Non-employee Director Awards

Non-employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-employee Director serves, service of a Non-employee Director as the chair of a Committee of the Board, service of a Non-employee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Non-employee Director. Subject to the limits set forth in Section 4.1 and the foregoing, the Board shall grant such Awards to Non-employee Directors and any non-employee chairman of the Board, and grant new Non-employee Director Awards, as it shall from time to time determine.

Article 14. Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1 Employment.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation.    No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder.    Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)	All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;

(b)	All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and

(c)	The Performance Period applicable to Performance Shares and Performance Units shall lapse, and the performance goals associated with such Awards shall be deemed to have been met at their target level.

The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.

Article 18. Amendment, Modification, Suspension, and Termination

18.1 Amendment, Modification, Suspension, and Termination.    Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced (with any other Awards), or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, nor will any outstanding underwater Options or SARs under the Plan be purchased for cash, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3 Awards Previously Granted.    Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4 Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Withholding

19.1 Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2 Legend.    The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans.    Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Deferred Compensation.    No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A, and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

21.15 Nonexclusivity of This Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Indemnification.    Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APPENDIX B

AMENDED AND RESTATED RIGHTS AGREEMENT

Amended and Restated Rights Agreement (the “Agreement”), dated as of February 28, 2012, between Viad Corp, a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.), as rights agent (the “Rights Agent”).

The Board of Directors of the Company (the “Board”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on February 28, 2002 (the “Record Date”), each Right representing the right to purchase one one hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth in the Rights Agreement, dated as of February 28, 2002, between the Company and Rights Agent (the “Initial Agreement”), and further authorized and directed the issuance of one Right with respect to each Common Share that became or shall become outstanding between the Record Date and prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms were defined in the Initial Agreement).

On July 1, 2004, the Company effected a one-for-four reverse stock split of the Common Shares (the “Reverse Stock Split”). Each four Common Shares outstanding at the time the Reverse Stock Split was effected were converted into one Common Share. In connection with the Reverse Stock Split, pursuant to Section 11(n) of the Initial Agreement, the number of Preferred Shares (as hereinafter defined) purchasable upon the exercise of each Right was increased from one one-hundredth of a Preferred Share to one twenty-fifth of a Preferred Share and the number of outstanding Rights was decreased by a factor of four such that each Common Share outstanding immediately after the Reverse Stock had issued with respect to it one Right. Pursuant to Section 12 of the Initial Agreement, the Company filed a Certificate of Adjusted Purchase Price or Number of Shares reflecting the foregoing adjustments with the Rights Agent, which was also the Company’s transfer agent, and with the Securities and Exchange Commission.

In order to extend the protection of the Initial Agreement and to make such changes as specified herein, the Board has approved this Agreement, which amends and restates in its entirety the Initial Agreement. Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.Definitions.    For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company Beneficially Owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after the public announcement of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, (i) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; and (ii) if a Person notifies the Company in writing by the Close of Business on March 9, 2012 that it was the Beneficial Owner of 20% or more of the Common Shares of the Company outstanding as of the Close of Business on the date of this Agreement, and such Person divests, within a reasonable time as determined by the Board, such number of Common Shares as may be requested by the Board (which number shall not be greater than the number that would cause such Person no longer to be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a)), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Agreement” shall have the meaning set forth in the recitals.

(c) “Affiliate” shall have the meaning ascribed to such term in Rule 12b 2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d) “Associate” shall have the meaning ascribed to such term in Rule 12b 2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(e) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii)(B) hereof) or disposing of any securities of the Company; or

(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which are issuable by the Company and which such Person would be deemed to Beneficially Own hereunder.

(f) “Board” shall have the meaning set forth in the recitals.

(g) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Arizona or Minnesota are authorized or obligated by law or executive order to close.

(h) “Close of Business” on any given date shall mean 5:00 P.M., St. Paul, Minnesota time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., St. Paul, Minnesota time, on the next succeeding Business Day.

(i) “commenced” and “commencement” shall have the meanings given to such terms pursuant to Rule 14d-2(a) under the Exchange Act.

(j) “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $1.50 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(k) “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares of the Company and is with respect to (i) a share exchange, merger, consolidation, recapitalization, reorganization, business combination or similar transaction involving the Company or (ii) the acquisition, directly or indirectly, of assets or earning power aggregating 50% or more of the consolidated assets or earning power of the Company and its Subsidiaries (taken as a whole).

(l) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exemption Date” shall have the meaning set forth in Section 23(b).

(o) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(p) “Final Expiration Date” shall mean the Close of Business on the earlier of (i) February 28, 2013, if and only if the Shareholder Approval has not been obtained on or prior to such date, and (ii) February 28, 2015.

(q) “Initial Agreement” shall have the meaning set forth in the recitals.

(r) “NASDAQ” shall mean The NASDAQ Stock Market.

(s) “Outside Meeting Date” shall have the meaning set forth in Section 23(b) hereof.

(t) “Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.

(u) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in paragraph (D) of Article IV of the Company’s Restated Certificate of Incorporation.

(v) “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(w) “Qualifying Offer” shall mean an offer determined by the Board of Directors of the Company to have each of the following characteristics:

(i) a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding Common Shares of the Company at the same per share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii) an offer that, within twenty (20) Business Days after commencement (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the holders of the Common Shares of the Company is either inadequate or unfair;

(iv) an offer whose per share offer price and consideration represent a reasonable premium over the highest reported market price of the Common Shares of the Company in the immediately preceding 24 months prior to the date on which the Qualifying Offer is commenced; provided that to the extent that an offer includes common stock of the offeror, such per share offer price with respect to such common stock of the offeror will be determined for purposes of the foregoing provision using the lowest reported market price for common stock of the offeror during the five Trading Days immediately preceding and the five Trading Days immediately following the date on which the Qualifying Offer is commenced;

(v) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested in accordance with Section 23(b) for at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period, for at least ten (10) Business Days following the last day of such Special Meeting Period;

(vi) an offer that is conditioned on a minimum of at least two-thirds of the outstanding Common Shares of the Company not held by the offeror (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(vii) an offer that is subject only to the minimum tender condition described in Section 1(w)(vi) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents or any other Person being permitted any due diligence with respect to the books, records, management, accountants and other outside advisors of the Company;

(viii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(w)(v), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty (20) Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced; provided, however, that such offer need not remain open, as a result of Section 1(w)(v) and this Section 1(w)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such Section 1(w)(v) and this Section 1(w)(viii), (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 under the Exchange Act, of any other tender offer for the Common Shares of the Company with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of the Common Shares of the Company thereunder (unless such other offer is terminated prior to its expiration without any of the Common Shares of the Company having been purchased thereunder) or (C) one (1) Business Day after the shareholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of election;

(ix) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all of the Common Shares of the Company not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

(x) an offer pursuant to which the Company and its shareholders have received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering shareholder;

(xi) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period;

(xii) if the offer includes shares of common stock of the offeror, (A) the non-cash portion of the consideration offered must consist solely of common stock of an offeror that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no shareholder approval of the issuer of such common stock may be required to issue such common stock, or, if such approval may be required, such approval must have already been obtained, (D) there must be no Person (including such Person’s Affiliates and Associates) that Beneficially Owns 20% or more of the shares of common stock of the offeror then outstanding at the time of commencement of the offer or at any time during the term of the offer, (E) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including the filing of all required Exchange Act reports in a timely manner during the twelve (12) calendar months prior to the date of commencement of such offer; and

(xiii) if the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and any other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board to evaluate the offer and make an informed decision and, if requested by the Board, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the shareholders of the Company is fair from a financial point of view and (B) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it has completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board that the consideration being offered to the shareholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten

(10) Business Day period, render an opinion to the Board that the consideration being offered to the shareholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have an adverse effect on the value of the common stock of the offeror.

For purposes of this definition, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, which conditions shall not include any requirements with respect to such financial institutions or any other Person being permitted any due diligence with respect to the books, records, management, accountants and other outside advisors of the Company, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(b) shall no longer be applicable to such offer.

(x) “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(b).

(y) “Record Date” shall have the meaning set forth in the second paragraph hereof.

(z) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(aa) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(bb) “Reverse Stock Split” shall have the meaning set forth in the recitals.

(cc) “Right” shall have the meaning set forth in the second paragraph hereof.

(dd) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(ee) “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(ff) “Special Meeting” shall have the meaning set forth in Section 23(b) hereof.

(gg) “Special Meeting Notice” shall have the meaning set forth in Section 23(b) hereof.

(hh) “Special Meeting Period” shall have the meaning set forth in Section 23(b) hereof.

(ii) “Shareholder Approval” shall mean the approval of this Agreement by the affirmative vote of a majority of all the votes cast at a meeting of shareholders of the Company (excluding the votes of any Acquiring Person), duly held in accordance with the Company’s Restated Certificate of Incorporation and Bylaws (as each may be amended from time to time) and applicable law, at which a quorum is present.

(jj) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(kk) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(ll) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

Section 2. Appointment of Rights Agent.    The Company appointed the Rights Agent to act as agent for the Company in accordance with the terms and conditions of the Initial Agreement and hereby appoints the Rights Agent to continue as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such continued appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates.    (a) Until the tenth (10th) day after the Shares Acquisition Date (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first class, insured, postage prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Common Share of the Company so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) On the Record Date, or as soon as practicable thereafter, the Company sent a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit B to the Initial Rights Agreement (the “Summary of Rights”), by first class, postage prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c) after the execution of this Agreement but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Viad Corp and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.), dated as of February 28, 2012, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Viad Corp. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Viad Corp will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned (as defined in the Agreement) by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend (or the legend included in Section 3(c) of the Initial Agreement), until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates.    The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one twenty-fifths of a Preferred Share as shall be set forth therein at the price per one twenty-fifth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one twenty-fifths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration.    The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right

Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.    Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one twenty-fifths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.    (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one twenty-fifth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b) The Purchase Price for each one twenty-fifth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $100, and shall be subject to adjustment from time to time as provided in Section 11 or Section 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one twenty-fifths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

Section 8. Cancellation and Destruction of Right Certificates.    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain physical records or in a retrievable database electronic records of all cancelled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to all Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9. Availability of Preferred Shares.    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date.    Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.    The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one twenty-fifths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one twenty-fifth of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. Neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate or with respect to any Common Shares otherwise deemed to be Beneficially Owned by any of the foregoing; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or other Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

(iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Security is not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares of the Company as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by twenty-five. If neither the Company’s Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one millionth of a Preferred Share or one ten thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (d) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one twenty-fifths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one twenty-fifths of a Preferred Share (calculated to the nearest one one millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one twenty-fifths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one twenty-fifths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one twenty-fifths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one twenty-fifths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one twenty-fifths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one twenty-fifth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such shareholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one twenty-fifths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one twenty-fifths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.    Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event and a brief statement of the facts accounting for such adjustment or describing such event, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.    In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one twenty-fifths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one twenty-fifths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges, or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares.    (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Rights are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one twenty-fifth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one twenty-fifth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one twenty-fifth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one twenty-fifth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

Section 15. Rights of Action.    All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Right Holders.    Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Shareholder.    No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.    Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be consolidated, or any Person resulting from any merger, share exchange, or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent.    The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, but not limited to, the identity of any Acquiring Person, the determination of the current market price of any security and the existence of a Qualifying Offer) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23, or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

Section 21. Change of Rights Agent.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a Person organized and doing business under the laws of the United States or of the State of Minnesota (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in such state), in good standing which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate or direct or indirect wholly-owned Subsidiary of such Person or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates.    Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23. Redemption.    (a) The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

(b) In the event the Company receives a Qualifying Offer and the Board has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of shareholders by the end of the ninetieth (90th) Business Day following the commencement (or, if later, the first existence) of such Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the outstanding Common Shares of the Company (excluding Common Shares Beneficially Owned by the offeror and the offeror’s Affiliates and Associates) may submit to the Board, not earlier than ninety (90) Business Days nor later than 120 Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 23(b) (the “Special Meeting Demand”) directing the Board to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the ninetieth (90th) Business Day following commencement (or, if later, the first existence) of a Qualifying Offer. The Board shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of shareholders at a Special Meeting to be convened within ninety (90) Business Days following the Special Meeting Demand (the “Special Meeting Period”); provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. A Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the shareholders of record making the request (x) the names and addresses of such shareholders, as they appear on the Company’s books and records, (y) the number of the Common Shares of the Company which are owned of record by each of such shareholders, and (z) in the case of the Common Shares of the Company that are Beneficially Owned by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such Beneficial Owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the outstanding Common Shares of the Company as of the record date for the Special Meeting selected by the Board shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth (10th) Business Day after (A) the Outside Meeting Date or (B) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote, including action by written consent, by shareholders not in compliance with the provisions of this Section 23(b) shall serve to exempt any offer from the terms of this Agreement. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Exemption Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Exemption Date has not occurred.

(c) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(d) Immediately upon the Close of Business on the Exemption Date, if any, without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

Section 24. Exchange.    (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares of the Company then outstanding.

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares of the Company equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.    (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any share exchange, consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such share exchange, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices.    Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Viad Corp

1850 North Central Avenue, Suite 800,

Phoenix, Arizona 85004-4545

Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, N.A.

Shareowner Services

P.O. Box 64854

St. Paul, MN 55164

Attention: Relationship Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments.    (a) The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a) hereof to not less than 10% (the “Reduced Threshold”); provided, however, that no Person who Beneficially Owns a number of Common Shares of the Company equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its Beneficial Ownership of the then outstanding Common Shares of the Company (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Shares as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) 0.001%.

(b) At least one time prior to each successive two year anniversary of the date of this Agreement, a committee of at least two or more independent directors of the Company (the “Committee”) shall meet to review and evaluate the terms and conditions of this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company and its shareholders, including whether the termination or modification of this Agreement is in the best interests of the Company and its shareholders, and to make a recommendation based on such review to the full Board. Such committee, when reviewing the terms and conditions of this Agreement, shall have the power and authority (x) to set its own agenda and to retain at the expense of the Company its choice of legal counsel, investment bankers and other advisors, and (y) to review all information of the Company and to consider all factors it deems relevant to any such review.

Section 28. Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement.    Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30. Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31. Governing Law.    This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 32. Counterparts.    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 33. Descriptive Headings.    Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. Force Majeure.    Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:		VIAD CORP

By	/s/ Diana L. Watson	By	/s/ Paul B. Dykstra
	Name: Diana L. Watson		Name:	Paul B. Dykstra
	Title: Assistant Secretary		Title:	Chairman, President and
Chief Executive Officer

Attest:		WELLS FARGO BANK, N.A.

By	/s/ Peggy Sime	By	/s/ Christine A. Garrick
	Name: Peggy Sime		Name:	Christine A. Garrick
	Title: Vice President		Title:	Assistant Vice President

Exhibit A to Rights Agreement

Form of Right Certificate

Certificate No. R	Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE

AGREEMENT) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.

THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT

AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

VIAD CORP

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of February 28, 2012 (the “Agreement”), between Viad Corp, a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.) (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., St. Paul, Minnesota time, on the Final Expiration Date (as such term is defined in the Agreement) at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one twenty-fifth of a fully paid non assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $100 per one twenty-fifth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one twenty-fifths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 28, 2012, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one twenty-fifths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $1.50 per share. Also subject to the provisions of the Agreement, if the Company receives a Qualifying Offer (as defined in the Agreement, which includes certain all-cash fully financed tender offers or exchange offers offering shares of the offeror’s common stock, or a combination thereof, for all of the outstanding shares of the Company’s common stock), holders of 10% of the Company’s outstanding shares of common stock (excluding shares held by the offeror and its Affiliates and Associates (in each case, as defined in the Agreement)) may direct the board of directors of the Company to call a special meeting of shareholders to consider a resolution exempting such Qualifying Offer from the provisions of the rights plan.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one twenty-fifth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                    ,        .

Attest:		VIAD CORP

By		By
	Name: Title: Countersigned:		Name: Title:

WELLS FARGO BANK, N.A.

By
Name: Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                                                                                 hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                               Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: VIAD CORP

The undersigned hereby irrevocably elects to exercise                                                   Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

VI20PS2012

VIAD CORP

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 15, 2012 9:00 a.m. Mountain Standard Time

The Phoenician 6000 East Camelback Road Scottsdale, AZ 85251

Viad Corp

1850 North Central Avenue, Suite 1900

Phoenix, Arizona 85004-4565 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 15, 2012.

The shares of Via d Corp common stock you hold n i your account will be voted as you specify on the reverse side.

By signin g the proxy, you revoke al prior proxies and appoint Paul B. Dykstra and Jess Hay, and each of them wit h full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters whic h may come before the Annual Meeting of Stockholders and all adjournments.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted for each proposal.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

3INTERNET – www.eproxy.com/vvi Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 14, 2012.

3PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 14, 2012.

3	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each Proposal.

Election of directors: FOR AGAINST ABSTAIN 1a. Daniel Boggan Jr. 1b. Richard H. Dozer 1c. Robert E. Munzenrider

2. Ratification of the appointment of Deloitte & Touche LLP as our

For Against Abstain n i dependent public accountants for 2012.

3. Advisory vote to approve named executive officer compensation. For Against Abstain

4. Approval of material terms of the performance goals of the 2007 Viad Corp

For Against Abstain Omnibus Incentive Plan.

5. Approval of the Amended and Restated Rights Agreement. For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below: Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include tit le and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.